                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         PACIFIC GAS & ELECTRIC COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[PG&E LOGO]  PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY

             --------------------------------------------------------
             Joint Notice of 2000 Annual Meetings - Joint Proxy Statement

                                          March 13, 2000

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

    You are cordially invited to attend the fourth annual meeting of PG&E Corporation and the 94th annual meeting of Pacific Gas and Electric Company. The meetings will be held concurrently on Wednesday, April 19, 2000, at 10:00 a.m., at the Four Seasons Hotel - Boston, 200 Boylston Street, Boston, Massachusetts.

    PG&E Corporation is a national energy-based holding company, with businesses that include a diverse group of U.S.-based power generating, gas pipeline, and energy commodity trading and services businesses. PG&E Corporation also is the parent company of Pacific Gas and Electric Company, the regulated utility that delivers gas and electricity to one in every 20 Americans.

    The accompanying Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings. At the annual meetings, PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the election of directors and ratification of the selection of independent public accountants for 2000 for their respective companies. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote "FOR" the nominees for directors and the ratification of the appointment of Deloitte & Touche as the independent public accountants for 2000, as set forth in the Joint Proxy Statement.


    In addition to the matters described above, PG&E Corporation shareholders will be asked to vote on two management proposals to amend PG&E Corporation's Articles of Incorporation. The first proposal implements the elimination of a "supermajority vote" provision in the corporation's Articles of Incorporation, consistent with a vote of the shareholders at the 1999 Annual Meeting, and makes related changes. The second management proposal, which amends the corporation's Articles of Incorporation, reduces the size of the PG&E Corporation Board of Directors to a range of seven to 13 directors, from the current authorized range of nine to 17. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote "FOR" these proposals.


    PG&E Corporation shareholders also will be asked to vote on the proposals submitted by individual PG&E Corporation shareholders described in the Joint Proxy Statement, if such proposals are properly presented at the annual meeting. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote "AGAINST" these proposals.


    Your vote on the business at the annual meetings is important. If you hold shares in both PG&E Corporation and Pacific Gas and Electric Company, you will be provided with a separate proxy form for each company. Whether or not you plan to attend, please mark, sign, date, and mail your proxy form as soon as possible in the accompanying envelope so that your shares can be represented at the annual meetings. As an alternative to mailing your proxy, you may have the option of executing and submitting your proxy and voting instructions over the Internet or by telephone. Please refer to "Voting on the Internet or by Telephone" on page 39 of the Joint Proxy Statement for details.


    During the annual meetings, PG&E Corporation and Pacific Gas and Electric Company management also will report on operations and other matters affecting PG&E Corporation and Pacific Gas and Electric Company, act on such other matters as may properly be presented at the meetings, and respond to shareholders' questions.

                               Sincerely,

                               [/S/ ROBERT D. GLYNN, JR.]

                               Robert D. Glynn, Jr.
                               Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation
                               Chairman of the Board of
                               Pacific Gas and Electric Company

--------------------------------------------------------------------------------
                               Table of Contents


Joint Notice of Annual Meetings of Shareholders

Joint Proxy Statement

    General Information                                           1

    Item No. 1:    Election of Directors                          3

    Information Regarding the Boards of Directors of PG&E         7
    Corporation and
    Pacific Gas and Electric Company

    Item No. 2:    Ratification of Appointment of                13
    Independent Public Accountants

    Item Nos. 3-4: Management Proposals                          14
                 (To Be Voted on by PG&E Corporation
    Shareholders Only)

    Item Nos. 5-10: Shareholder Proposals                        17
                 (To Be Voted on by PG&E Corporation
    Shareholders Only)

    Executive Compensation                                       25

    Other Information                                            38

    Appendix A - Article Eighth of the Restated Articles of     A-1
    Incorporation of PG&E Corporation

--------------------------------------------------------------------------------
                Joint Notice of Annual Meetings of Shareholders
            of PG&E Corporation and Pacific Gas and Electric Company

                                          March 13, 2000

TO THE SHAREHOLDERS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY:

    The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Wednesday, April 19, 2000, at 10:00 a.m., at the Four Seasons Hotel - Boston, 200 Boylston Street, Boston, Massachusetts, for the purpose of considering the following matters:

    (1) For PG&E Corporation and Pacific Gas and Electric Company shareholders, to elect the following 11 and 12 directors, respectively, to each Board for the ensuing year:

            Richard A. Clarke           William S. Davila           Carl E. Reichardt
            Harry M. Conger             Robert D. Glynn, Jr.        John C. Sawhill
            David A. Coulter            David M. Lawrence, MD       Gordon R. Smith*
            C. Lee Cox                  Mary S. Metz                Barry Lawson Williams

            * Gordon R. Smith is a nominee for director of the Pacific Gas and Electric
            Company Board only.

    (2) For PG&E Corporation and Pacific Gas and Electric Company shareholders, to ratify each Board of Directors' appointment of Deloitte & Touche as independent public accountants for 2000 for PG&E Corporation and Pacific Gas and Electric Company,


    (3) For PG&E Corporation shareholders only, to act upon two management proposals described on pages 14-16 of the Joint Proxy Statement,



    (4) For PG&E Corporation shareholders only, to act upon six proposals submitted by PG&E Corporation shareholders and described on pages 17-24 of the Joint Proxy Statement, if such proposals are properly presented at the meeting, and


    (5) For PG&E Corporation and Pacific Gas and Electric Company shareholders, to transact such other business as may properly come before the meetings and any adjournments or postponements thereof.

    Shareholders of record of PG&E Corporation and Pacific Gas and Electric Company at the close of business on February 22, 2000, and valid proxyholders may attend and vote at the respective annual meetings. If your shares are registered in the name of a brokerage firm, bank, or trustee and you plan to attend the meeting, please obtain from the firm, bank, or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

    If you are a participant in the PG&E Corporation Dividend Reinvestment Plan, please note that the PG&E Corporation proxy covers all shares of common stock in your account with PG&E Corporation, including any shares which may be held in that plan. If you hold shares in both PG&E Corporation and Pacific Gas and Electric Company, you will be provided with a separate proxy form for each company. Please mark, sign, date, and mail the proxy form promptly in the accompanying envelope.

    If your shares are registered directly with PG&E Corporation and/or Pacific Gas and Electric Company (including shares held by participants in the PG&E Corporation Dividend Reinvestment Plan) or if you are a participant who holds PG&E Corporation stock in any of the defined contribution retirement plans maintained by PG&E Corporation or any of its subsidiaries, you have the option of executing and submitting your proxy and voting instructions over the Internet at http://www.eproxy.com/pcg/ or by telephone by calling the toll-free number 1-800-435-6710 from anywhere in the United States or Canada. If your PG&E Corporation and/or Pacific Gas and Electric Company shares are held in an account at a brokerage firm or bank, you also may have the option of submitting your voting instructions over the Internet at http://www.proxyvote.com or by telephone by calling the toll-free telephone number shown on the voting instruction form; these voting options are provided by ADP Investor Communication Services on behalf of participating brokerage firms and banks. Please refer to "Voting on the Internet or by Telephone" on page 39 of the Joint Proxy Statement for details.


                                          By Order of the Boards of Directors,

                                          [/S/ LESLIE H. EVERETT]

                                          Leslie H. Everett
                                          Vice President and Corporate
                                          Secretary,
                                          PG&E Corporation and
                                          Pacific Gas and Electric Company

--------------------------------------------------------------------------------
                                PG&E Corporation
                        Pacific Gas and Electric Company

                             JOINT PROXY STATEMENT

INTRODUCTION

    This Joint Proxy Statement is provided to the shareholders of PG&E Corporation and Pacific Gas and Electric Company in connection with their respective annual meetings of shareholders and any adjournments or postponements thereof. The annual meetings are scheduled to be held concurrently on Wednesday, April 19, 2000, at 10:00 a.m., at the Four Seasons Hotel - Boston, 200 Boylston Street, Boston, Massachusetts.

    As a result of the formation of PG&E Corporation in 1997, the outstanding shares of Pacific Gas and Electric Company common stock were converted, on a one-for-one basis, into shares of PG&E Corporation common stock. PG&E Corporation and a subsidiary hold 100 percent of the issued and outstanding shares of Pacific Gas and Electric Company common stock. Together they own approximately 95 percent of the total outstanding voting stock of Pacific Gas and Electric Company. The outstanding shares of Pacific Gas and Electric Company's first preferred stock are unchanged by the merger and continue to be outstanding shares of that company. Holders of Pacific Gas and Electric Company's first preferred stock hold approximately 5 percent of the Company's total outstanding voting stock.

GENERAL INFORMATION

    The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company are soliciting proxies hereunder for use at their respective annual meetings to be held on April 19, 2000, and at any adjournments or postponements thereof, and a respective form of proxy is provided with this Joint Proxy Statement. This Joint Proxy Statement and the accompanying proxy form were first mailed on or about March 13, 2000, to PG&E Corporation and Pacific Gas and Electric Company shareholders entitled to vote at the annual meetings.

    To the knowledge of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company, the only items of business to be considered at the meetings are listed in the preceding PG&E Corporation and Pacific Gas and Electric Company Joint Notice of Annual Meetings of Shareholders and are explained in more detail on the following pages. By executing and submitting your proxy and voting instructions, you authorize the proxyholders named in the proxy to vote your shares as you indicate on these items of business and to vote your shares in accordance with management's best judgment in response to other proposals properly presented at the meeting.


    As an alternative to executing and submitting your proxy and voting instructions by mail, you may have the option of executing and submitting your proxy and voting instructions over the Internet or by telephone. Please refer to "Voting on the Internet or by Telephone" on page 39 for further details. The use of Internet or telephone voting procedures will not affect your right to vote in person should you decide to attend the annual meeting.


    You may revoke your proxy at any time before it is exercised at the annual meeting. You may do this by advising the Vice President and Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company (as the case may be) in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. You also may revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.


    The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company have established February 22, 2000, as the record date for the determination of shareholders of PG&E Corporation and Pacific Gas and Electric Company entitled to receive notice of and to vote at their respective annual meetings. As of February 22, 2000, there were 361,010,299 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote at the PG&E Corporation annual meeting; each such share is entitled to one vote. As of February 22, 2000, there were 17,258,280 shares of Pacific Gas and Electric Company first preferred stock, $25 par value, and 326,926,667 shares of Pacific Gas and Electric Company common stock, $5 par value, outstanding and entitled to vote at the Pacific Gas and Electric Company annual meeting; each such share is entitled to one vote.

    Shares represented by properly executed proxies received by PG&E Corporation or Pacific Gas and Electric Company prior to or at the annual meetings will be voted at the respective annual meetings in accordance with the instructions specified in each proxy, and will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal. If no instructions are specified in the PG&E Corporation proxy, the subject shares will be voted (1) FOR the election of the nominees of the PG&E Corporation Board of Directors, unless authority to vote is withheld as provided in the proxy, (2) FOR ratification of the appointment of Deloitte & Touche as PG&E Corporation's independent public accountants for 2000, (3) FOR the management proposal to amend PG&E Corporation's Articles of Incorporation to implement the elimination of a "supermajority vote" provision, (4) FOR the management proposal to amend PG&E Corporation's Articles of Incorporation to reduce the size of the Board of Directors to a range of between seven and 13, and (5) AGAINST each of the shareholder proposals that are properly presented at the meeting. If no instructions are specified in the Pacific Gas and Electric Company proxy, the subject shares will be voted (1) FOR the election of the nominees of the Pacific Gas and Electric Company Board of Directors, unless authority to vote is withheld as provided in the proxy, and (2) FOR ratification of the appointment of Deloitte & Touche as Pacific Gas and Electric Company's independent public accountants for 2000.

    The management proposals to amend PG&E Corporation's Articles of Incorporation must be approved by a majority of the outstanding shares of voting stock of PG&E Corporation. Except with respect to the election of directors, each other proposal which may be presented at the meetings must receive the affirmative vote of a majority of the shares represented and voting on the proposal. In addition, the affirmative votes must constitute at least a majority of the required quorum (i.e., more than 25 percent of the outstanding shares of voting stock of PG&E Corporation or Pacific Gas and Electric Company, as the case may be). The required quorum is a majority of the outstanding shares of voting stock of PG&E Corporation or Pacific Gas and Electric Company (as the case may be). PG&E Corporation and Pacific Gas and Electric Company intend to count abstentions both for purposes of determining the presence or absence of a quorum and in the total number of shares represented and voting with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against a proposal. Broker non-votes, if any, with respect to a proposal will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as shares represented and voting with respect to that proposal. Broker non-votes occur when brokers or nominees have voted on some of the matters to be acted on at a meeting, but fail to vote on certain other matters because, under the rules of the New York Stock Exchange, they are not permitted to vote on such other matters in the absence of instructions from the beneficial owners of shares.

--------------------------------------------------------------------------------
                                  Item No. 1:
                 Election of Directors of PG&E Corporation and
                        Pacific Gas and Electric Company

    Eleven and 12 directors will be elected to serve on the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company, respectively, to hold office until the next annual meetings or until their successors shall be elected and qualified. The 11 nominees for director of PG&E Corporation and the 12 nominees for director of Pacific Gas and Electric Company whom the respective Boards propose for election are the same, except for Gordon R. Smith, who is a nominee for the Pacific Gas and Electric Company Board only. The composition of these slates of nominees is consistent with the policy of PG&E Corporation and Pacific Gas and Electric Company that at least 75 percent of their Boards shall be composed of directors who are neither current nor former officers or employees of PG&E Corporation, Pacific Gas and Electric Company, or any of their respective subsidiaries.

    Information is provided on the following pages about the nominees for directors, including their principal occupations for the past five years, certain other directorships, age, and length of service as a director of PG&E Corporation and Pacific Gas and Electric Company. Membership on Board committees, attendance at Board and committee meetings, and ownership of stock in PG&E Corporation and Pacific Gas and Electric Company are indicated in separate sections following the individual resumes of the nominees.

    Directors of PG&E Corporation and Pacific Gas and Electric Company are elected from those nominated based on a plurality of votes cast. The nominees receiving the highest number of affirmative votes (up to the number of directors to be elected) are elected. Votes against a nominee or votes withheld have no legal effect. Unless authority to vote is withheld or another contrary instruction is indicated, properly executed proxies received by PG&E Corporation or Pacific Gas and Electric Company prior to or at the annual meetings will be voted FOR the election of the nominees listed on the following pages. All of the nominees named below have agreed to serve if elected. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the respective proxyholders named in the enclosed PG&E Corporation or Pacific Gas and Electric Company proxy will vote for substitute nominees at their discretion.

THE BOARDS OF DIRECTORS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY
        RECOMMEND THE ELECTION OF THEIR RESPECTIVE NOMINEES FOR DIRECTOR
                    PRESENTED IN THIS JOINT PROXY STATEMENT.

--------------------------------------------------------------------------------
                 Nominees for Directors of PG&E Corporation and
                        Pacific Gas and Electric Company
                            BIOGRAPHICAL INFORMATION


[PHOTO]                  RICHARD A. CLARKE

                         Mr. Clarke is former Chairman of the Board of Pacific Gas
                         and Electric Company. He was Chairman of the Board of
                         Pacific Gas and Electric Company from May 1986 until his
                         retirement in May 1995, and also was Chief Executive Officer of Pacific Gas and Electric Company from May 1986 to June
                         1994. Mr. Clarke, 69, has been a director of Pacific Gas and
                         Electric Company since 1985 and a director of PG&E
                         Corporation since December 1996. He also is a director of
                         CNF Transportation Inc. and Potlatch Corporation.

[PHOTO]                  HARRY M. CONGER

                         Mr. Conger is Chairman and Chief Executive Officer, Emeritus
                         of Homestake Mining Company. He was Chairman of the Board of
                         Homestake Mining Company from 1982 until July 1998 and Chief
                         Executive Officer from December 1978 until his retirement in
                         May 1996. Mr. Conger, 69, has been a director of Pacific Gas and Electric Company since 1982 and a director of PG&E
                         Corporation since December 1996. He also is a director of
                         Apex Silver Mines Limited and ASA Limited.

[PHOTO]                  DAVID A. COULTER

                         Mr. Coulter is a Partner in the Beacon Group, L.P. He is
                         former Chairman and Chief Executive Officer of BankAmerica
                         Corporation and Bank of America NT&SA. He joined Bank of
                         America in 1976 and held a variety of senior management
                         positions with BankAmerica Corporation and Bank of America
                         NT&SA until October 1998. Mr. Coulter, 52, has been a
                         director of Pacific Gas and Electric Company since May 1996 and a director of PG&E Corporation since December 1996.

[PHOTO]                  C. LEE COX

                         Mr. Cox is retired Vice Chairman of AirTouch
                         Communications, Inc. and retired President and Chief
                         Executive Officer of AirTouch Cellular (cellular telephone and paging services). He was an executive officer of
                         AirTouch Communications, Inc. and its predecessor, PacTel
                         Corporation, from 1987 until his retirement in April 1997.
                         Mr. Cox, 58, has been a director of Pacific Gas and Electric
                         Company since February 1996 and a director of PG&E
                         Corporation since December 1996.

[PHOTO]                  WILLIAM S. DAVILA

                         Mr. Davila is President Emeritus of The Vons
                         Companies, Inc. (retail grocery). He was President of The
                         Vons Companies, Inc. from 1986 until his retirement in May
                         1992. Mr. Davila, 68, has been a director of Pacific Gas and
                         Electric Company since 1992 and a director of PG&E
                         Corporation since December 1996. He also is a director of
                         Home Depot, Inc., Hormel Foods Corporation, and Wells
                         Fargo & Company.


--------------------------------------------------------------------------------

[PHOTO]                  ROBERT D. GLYNN, JR.

                         Mr. Glynn is Chairman of the Board, Chief Executive Officer,
                         and President of PG&E Corporation and Chairman of the Board
                         of Pacific Gas and Electric Company. He has been an officer of PG&E Corporation since December 1996 and an officer of
                         Pacific Gas and Electric Company since January 1988.
                         Mr. Glynn, 57, has been a director of Pacific Gas and
                         Electric Company since 1995 and a director of PG&E
                         Corporation since December 1996.

[PHOTO]                  DAVID M. LAWRENCE, MD

                         Dr. Lawrence is Chairman and Chief Executive Officer of
                         Kaiser Foundation Health Plan, Inc. and Kaiser Foundation
                         Hospitals, and has been an executive officer of those
                         companies for more than the past five years. Dr. Lawrence,
                         59, has been a director of Pacific Gas and Electric Company since 1995 and a director of PG&E Corporation since December
                         1996. He also is a director of Agilent Technologies Inc.

[PHOTO]                  MARY S. METZ

                         Dr. Metz is President of S. H. Cowell Foundation, and has
                         held that position since January 1999. Prior to that date, she was Dean of University Extension, University of
                         California, Berkeley from July 1991 to June 1998. Dr. Metz,
                         62, has been a director of Pacific Gas and Electric Company since 1986 and a director of PG&E Corporation since December
                         1996. She also is a director of Longs Drug Stores
                         Corporation, SBC Communications, and UnionBanCal
                         Corporation.

[PHOTO]                  CARL E. REICHARDT

                         Mr. Reichardt is retired Chairman of the Board and Chief
                         Executive Officer of Wells Fargo & Company (bank holding
                         company) and Wells Fargo Bank, N.A. He was an executive
                         officer of Wells Fargo Bank, N.A. from 1978 until his
                         retirement in December 1994. Mr. Reichardt, 68, has been a director of Pacific Gas and Electric Company since 1985 and a director of PG&E Corporation since December 1996. He also is a director of Columbia/HCA Healthcare Corporation,
                         ConAgra, Inc., Ford Motor Company, McKesson HBOC, Inc., and
                         Newhall
                         Management Corporation.

[PHOTO]                  JOHN C. SAWHILL

                         Dr. Sawhill is President and Chief Executive Officer of The
                         Nature Conservancy (international environmental
                         organization) and has held that position since April 1990.
                         Dr. Sawhill, 63, has been a director of Pacific Gas and
                         Electric Company since 1990 and a director of PG&E
                         Corporation since December 1996. He also is a director of
                         NACCO Industries, Inc., Newfield Exploration Company,
                         Procter and Gamble, The Vanguard Group, Inc., and each of
                         the Vanguard Funds, registered investment companies.

--------------------------------------------------------------------------------
                 Nominees for Directors of PG&E Corporation and
                        Pacific Gas and Electric Company
                                   CONTINUED

[PHOTO]                  GORDON R. SMITH*

                         Mr. Smith is President and Chief Executive Officer of
                         Pacific Gas and Electric Company, and has been an officer of
                         Pacific Gas and Electric Company since June 1980.
                         Mr. Smith, 52, has been a director of Pacific Gas and
                         Electric Company since 1997.

[PHOTO]                  BARRY LAWSON WILLIAMS

                         Mr. Williams is President of Williams Pacific
                         Ventures, Inc. (business consulting and mediation), and has held that position since May 1987. Mr. Williams, 55, has
                         been a director of Pacific Gas and Electric Company since
                         1990 and a director of PG&E Corporation since December 1996.
                         He also is a director of CH2M Hill Companies, Ltd.,
                         CompUSA Inc., Newhall Management Corporation, R.H.
                         Donnelley Inc., and Simpson Manufacturing Company Inc.

                         * Gordon R. Smith is a nominee for director of Pacific Gas and Electric Company only.

--------------------------------------------------------------------------------
                           Information Regarding the
                  Boards of Directors of PG&E Corporation and
                        Pacific Gas and Electric Company

BOARD COMMITTEES

    The committees of the PG&E Corporation Board of Directors are the Executive Committee, Audit Committee, Finance Committee, Nominating and Compensation Committee, and Public Policy Committee. The Pacific Gas and Electric Company Board of Directors has an Executive Committee. The current membership and duties of these committees are as follows:

                                                     NOMINATING AND
EXECUTIVE          AUDIT           FINANCE           COMPENSATION          PUBLIC POLICY
COMMITTEES         COMMITTEE       COMMITTEE         COMMITTEE             COMMITTEE
R. D. Glynn, Jr.*  H. M. Conger*   B. L. Williams*   C. E. Reichardt*      M. S. Metz*
H. M. Conger       C. L. Cox       R. A. Clarke      D. A. Coulter         R. A. Clarke
M. S. Metz         W. S. Davila    D. A. Coulter     C. L. Cox             W. S. Davila
C. E. Reichardt    M. S. Metz      C. E. Reichardt   D. M. Lawrence, MD    J. C. Sawhill
G. R. Smith(1)     B. L.           J. C. Sawhill     J. C. Sawhill
B. L. Williams     Williams

      * Chair

     (1) Member of the Pacific Gas and Electric Company Executive Committee only.

EXECUTIVE COMMITTEES

    Each Executive Committee, subject to the provisions of law and certain limits imposed by the PG&E Corporation or the Pacific Gas and Electric Company Board (as the case may be), may exercise any of the powers and perform any of the duties of the PG&E Corporation Board or the Pacific Gas and Electric Company Board, respectively. The Executive Committees meet as needed. One PG&E Corporation Executive Committee meeting was held in 1999 and no Pacific Gas and Electric Company Executive Committee meetings were held in 1999.

AUDIT COMMITTEE

    The Audit Committee of PG&E Corporation (five meetings were held in 1999) advises and assists the Board in fulfilling its responsibilities in connection with financial and accounting practices, internal controls, external and internal auditing programs, business ethics, and compliance with laws, regulations, and policies that may have a material impact on the consolidated financial statements of PG&E Corporation and its subsidiaries. The Audit Committee satisfies itself as to the independence and competence of PG&E Corporation's and Pacific Gas and Electric Company's independent public accountants, and reviews and discusses with the independent accountants and with PG&E Corporation's or Pacific Gas and Electric Company's officers and internal auditors the scope and results of the independent accountants' audit work, consolidated quarterly and annual financial statements, internal audit and control systems, and compliance with laws, regulations, policies, and programs. The Audit Committee also recommends to the Board of Directors the firm of independent public accountants to be selected to audit PG&E Corporation's and Pacific Gas and Electric Company's accounts, and makes further inquiries as it deems necessary or desirable to inform itself as to the conduct of PG&E Corporation's or its subsidiaries' affairs.

    The Audit Committee is composed entirely of directors who are (a) neither current nor former officers or employees of PG&E Corporation or any of its subsidiaries, (b) not consultants to PG&E Corporation or any of its subsidiaries, and (c) neither current nor former officers or employees of any other corporation on whose board of directors any PG&E Corporation officer serves as a member. One member of the Committee is appointed by the Board of Directors as the Committee's Chair.

FINANCE COMMITTEE

    The Finance Committee of PG&E Corporation (eight meetings were held in 1999) advises and assists the Board with respect to the financial and capital investment policies and objectives of PG&E Corporation and its subsidiary companies, including specific actions required to achieve those objectives. The Finance Committee reviews long-term financial and investment plans and strategies, annual financial plans, dividend policy, short-term and long-term financing plans, proposed capital investments, proposed divestments, major commercial banking, investment banking, financial consulting, and other financial relations of PG&E Corporation or its subsidiaries, and price risk management activities.

    One member of the Committee, who is neither a current nor former employee of, nor current consultant to, PG&E Corporation or any of its subsidiaries, is appointed by the Board of Directors as the Committee's Chair.

NOMINATING AND COMPENSATION COMMITTEE

    The Nominating and Compensation Committee of PG&E Corporation (five meetings were held in 1999) advises and assists the Boards of PG&E Corporation and Pacific Gas and Electric Company with respect to the selection and compensation of directors. It also advises and assists PG&E Corporation and its subsidiaries on employment, compensation, benefits policies and practices, and the development, selection, and compensation of policy-making officers. The Nominating and Compensation Committee reviews and acts upon the compensation of officers of PG&E Corporation and its subsidiaries, except that the compensation of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company is established by the full PG&E Corporation or Pacific Gas and Electric Company Board (as the case may be) upon recommendation of the Committee, and the Committee has delegated to the PG&E Corporation Chief Executive Officer the authority to approve compensation for certain officers of PG&E Corporation and its subsidiaries. The Committee also reviews long-range planning for executive development and succession, and the composition and performance of the Boards of PG&E Corporation and Pacific Gas and Electric Company.

    The Nominating and Compensation Committee is composed entirely of directors who are (a) neither current nor former officers or employees of PG&E Corporation or any of its subsidiaries, (b) not consultants to PG&E Corporation or any of its subsidiaries, and (c) neither current nor former officers or employees of any other corporation on whose board of directors any PG&E Corporation officer serves as a member. One member of the Committee is appointed by the Board of Directors as the Committee's Chair.

    The Nominating and Compensation Committee will consider nominees recommended by shareholders for election to the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company. The names of such nominees, accompanied by relevant biographical information, should be submitted in writing to the Vice President and Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company (as the case may be). The Nominating and Compensation Committee seeks qualified, dedicated, and highly regarded individuals who have experience relevant to PG&E Corporation's or Pacific Gas and Electric Company's business operations, who understand the complexities of PG&E Corporation's or Pacific Gas and Electric Company's business environment, and who will represent the best interests of all the shareholders of PG&E Corporation or Pacific Gas and Electric Company. In accordance with PG&E Corporation's and Pacific Gas and Electric Company's commitment to equal opportunity, the Committee continues to seek qualified women and minority candidates for the Boards.

PUBLIC POLICY COMMITTEE

    The Public Policy Committee of PG&E Corporation (three meetings were held in
1999) advises and assists the Board of Directors with respect to public policy issues which could affect significantly the interests of the customers, shareholders, or employees of PG&E Corporation or its subsidiaries. The Public Policy Committee reviews the policies and practices of PG&E Corporation and its subsidiaries with respect to protection and improvement of the quality of the environment, charitable and community service organizations and activities, equal opportunity in hiring and promoting employees, and development of minority-owned and women-owned businesses as suppliers to PG&E Corporation and its subsidiaries. The Committee also reviews significant societal, governmental, and environmental trends and issues that may affect the operations of PG&E Corporation or its subsidiaries.

    One member of the Committee, who is neither a current nor former employee of, nor current consultant to, PG&E Corporation or any of its subsidiaries, is appointed by the Board of Directors as the Committee's Chair.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    Eight meetings of the PG&E Corporation Board of Directors and 22 meetings of the PG&E Corporation Board committees were held in 1999. Overall attendance of incumbent directors at such meetings was 95%. Individual attendance at meetings of the PG&E Corporation Board of Directors and Board committees was as follows:

R. A. Clarke 100%, H. M. Conger 93%, D. A. Coulter 95%, C. L. Cox 100%, W. S. Davila 88%, R. D. Glynn, Jr. 100%, D. M. Lawrence 77%, M. S. Metz 100%, C. E. Reichardt 95%, J. C. Sawhill 96%, and B. L. Williams 95%.

    Six meetings of the Pacific Gas and Electric Company Board of Directors were held in 1999. Overall attendance of incumbent directors at these meetings was 97%. Individual attendance at the meetings was as follows: R. A. Clarke 100%,
H. M. Conger 100%, D. A. Coulter 83%, C. L. Cox 100%, W. S. Davila 100%, R. D. Glynn, Jr. 100%, D. M. Lawrence 83%, M. S. Metz 100%, C. E. Reichardt 100%,
J. C. Sawhill 100%, G. R. Smith 100%, and B. L. Williams 100%. There were no meetings of the Pacific Gas and Electric Company Executive Committee in 1999.

COMPENSATION OF DIRECTORS

    Each director who is not an officer or employee of PG&E Corporation or Pacific Gas and Electric Company receives a quarterly retainer of $7,500 plus a fee of $1,000 for each Board or Board committee meeting attended. Non-employee directors who chair Board committees receive an additional quarterly retainer of $625. Under the Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation or Pacific Gas and Electric Company may elect to defer all or part of such compensation for varying periods. Directors who participate in the Deferred Compensation Plan may convert their deferred compensation into a number of common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock. Alternatively, participating directors may direct that their deferred compensation earn interest.

    No director who serves on both the PG&E Corporation and Pacific Gas and Electric Company Boards and corresponding committees is paid additional compensation for concurrent service on Pacific Gas and Electric Company's Board or its committees, except that separate meeting fees are paid for each meeting of the Pacific Gas and Electric Company Board, or a Pacific Gas and Electric Company Board committee, that is not held concurrently or sequentially with a meeting of the PG&E Corporation Board or a corresponding PG&E Corporation Board committee. It is the usual practice of PG&E Corporation and Pacific Gas and Electric Company that meetings of the respective Boards and corresponding committees are held concurrently with each other and, therefore, that a single meeting fee is paid to each director for each set of meetings.

    In addition, directors of PG&E Corporation or Pacific Gas and Electric Company are reimbursed for reasonable expenses incurred in attending Board or committee meetings. Directors of PG&E Corporation or Pacific Gas and Electric Company also are reimbursed for reasonable expenses incurred in connection with other activities undertaken on behalf of or for the benefit of PG&E Corporation or Pacific Gas and Electric Company.

    Effective January 1, 1998, the PG&E Corporation Retirement Plan for Non-Employee Directors was terminated. Directors who had accrued benefits under the Plan were given a one-time option of receiving at retirement the benefit accrued through 1997, or of converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non-Employee Directors. The payment of frozen accrued retirement benefits, or distributions from the Deferred Compensation Plan attributable to the conversion of retirement benefits, cannot be made until the later of age 65 or retirement from the Board.

    Under the Non-Employee Director Stock Incentive Plan, a component of the PG&E Corporation Long-Term Incentive Program, on the first business day of January of each year, each non-employee director of PG&E Corporation is entitled to receive stock-based grants with a total aggregate equity value of $30,000, composed of (1) restricted shares of PG&E Corporation common stock valued at $10,000 (based on the closing price of PG&E Corporation common stock on the first business day of the year), and (2) a combination of non-qualified stock options and common stock equivalents with a total equity value of $20,000, based on equity value increments of $5,000. The exercise price of stock options is equal to the market value of PG&E Corporation common stock (i.e., the closing price) on the date of grant. Restricted stock and stock options vest over the five-year period following the date of grant, except that restricted stock and stock options will vest immediately upon mandatory retirement from the Board at age 70, upon a director's death or disability, or in the event of a change in control. Common stock equivalents awarded are payable in the form of PG&E Corporation common stock only following a director's retirement from the Board, upon a director's death or disability, or in the event of a change in control. Unvested awards are forfeited if the recipient ceases to be a director for any other reason.

    On January 4, 1999, each non-employee director received 323 restricted shares of PG&E Corporation common stock. Directors who were granted stock options received options to purchase 1,492 shares of PG&E Corporation common stock for each $5,000 increment of equity value (subject to the aggregate $20,000 limit) at an exercise price of $30.9375 per share, and directors who were granted common stock equivalents received 161.616 common stock equivalent units for each $5,000 increment of equity value (subject to the aggregate $20,000 limit).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    Katherine Quadros is a partner in the law firm of Quadros & Johnson.
Ms. Quadros is the sister of E. James Macias, former Senior Vice President and General Manager of the Generation, Transmission, and Supply Business Unit of Pacific Gas and Electric Company. Quadros & Johnson was paid approximately $218,000 by Pacific Gas and Electric Company during 1999 in connection with providing certain legal services to that entity in the normal course of business. Such services are expected to continue to be provided to Pacific Gas and Electric Company in the future.


BOARD OF DIRECTORS RETIREMENT POLICY

    It is the policy of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company that a person may not be designated as a candidate for election or re-election as a director after he or she has reached the age of 70.

SECURITY OWNERSHIP OF MANAGEMENT


    The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the Securities and Exchange Commission) as of January 31, 2000, by the respective directors of PG&E Corporation and Pacific Gas and Electric Company, the nominees for director, the current executive officers of PG&E Corporation and Pacific Gas and Electric Company named in the Summary Compensation Table on page 30, and all directors and executive officers of PG&E Corporation and Pacific Gas and Electric Company as a group. The number of shares shown for each such person, and for the directors, nominees for director, and executive officers as a group, constituted less than 1 percent of the outstanding shares of PG&E Corporation common stock. As of January 31, 2000, no director, nominee for director, or executive officer owned shares of any class of Pacific Gas and Electric Company securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation deferred compensation and equity plans.



                                                            (A)                  (B)
                                                        BENEFICIAL          COMMON STOCK           (C)
NAME                                               STOCK OWNERSHIP(1)(2)   EQUIVALENTS(3)         TOTAL
Richard A. Clarke(4)                                       130,047               4,177            134,224
Harry M. Conger(4)                                           7,984               2,397             10,381
David A. Coulter(4)                                          3,470               6,734             10,204
C. Lee Cox(4)                                               10,679               1,416             12,095
William S. Davila(4)                                        11,756               8,915             20,671
Robert D. Glynn, Jr.(4)                                    421,070              89,823            510,893
David M. Lawrence, MD(4)                                    10,458               2,169             12,627
Mary S. Metz(4)                                              7,425                 682              8,107
Carl E. Reichardt(4)                                         5,729              11,829             17,558
John C. Sawhill(4)                                          28,384               6,950             35,334
Gordon R. Smith(5)                                         167,558              13,333            180,891
Barry Lawson Williams(4)                                     5,387               4,869             10,256
Scott W. Gebhardt(6)                                       164,677               6,893            171,570
P. Chrisman Iribe(6)                                        48,039               8,126             56,165
Thomas B. King(6)                                            4,326              45,088             49,414
Kent M. Harvey(7)                                           33,839                   0             33,839
James K. Randolph(7)                                        44,972                 132             45,104
Daniel D. Richard, Jr.(7)                                   23,273                 411             23,684
Gregory M. Rueger(7)                                        72,450                   0             72,450

All PG&E Corporation directors and
executive officers as a group (21 persons)               1,392,226             322,785          1,715,011

All Pacific Gas and Electric Company directors and
executive officers as a group (17 persons)               1,027,284             153,843          1,181,127


(1) Includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the director or executive officer and, in the case of executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plans maintained by PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries. Except as otherwise indicated below, the directors, nominees for director, and executive officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.


    Also includes the following shares of PG&E Corporation common stock in which the beneficial owners share voting and investment power: Mr. Coulter 1,843 shares, Mr. Cox 6,912 shares, Mr. Davila 200 shares, Dr. Metz 3,886 shares, Mr. Smith 3,884 shares, all PG&E Corporation directors and executive officers as a group 19,881 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 19,530 shares.

(2) Includes shares of PG&E Corporation common stock which the directors and executive officers have the right to acquire within 60 days of January 31, 2000, through the exercise of vested stock options granted under the PG&E Corporation Stock Option Plan, as follows: Mr. Clarke 125,000 shares,
    Mr. Coulter 1,749 shares, Mr. Glynn 402,492 shares, Dr. Lawrence 1,749 shares, Dr. Metz 1,312 shares, Mr. Reichardt 1,749 shares, Dr. Sawhill 1,312 shares, Mr. Smith 146,302 shares, Mr. Williams 1,749 shares, Mr. Gebhardt 141,135 shares, Mr. Iribe 31,867 shares, Mr. Harvey 29,201 shares,
    Mr. Randolph 44,868 shares, Mr. Richard 23,201 shares, Mr. Rueger 67,033 shares, all PG&E Corporation directors and executive officers as a group 1,136,788 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 932,453 shares. The directors and executive officers have neither voting power nor investment power with respect to shares shown unless and until such shares are purchased through the exercise of the options, pursuant to the terms of the Stock Option Plan.



(3) Reflects the number of stock units purchased by officers and directors through salary and other compensation deferrals or awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The directors and officers who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.


(4) Mr. Clarke, Mr. Conger, Mr. Coulter, Mr. Cox, Mr. Davila, Mr. Glynn,
    Dr. Lawrence, Dr. Metz, Mr. Reichardt, Dr. Sawhill, and Mr. Williams are directors of both PG&E Corporation and Pacific Gas and Electric Company.


(5) Mr. Smith is a director and an executive officer of Pacific Gas and Electric Company, and also is an executive officer of PG&E Corporation. He is named in the Summary Compensation Table on page 30.



(6) Mr. Gebhardt, Mr. Iribe, and Mr. King are executive officers of PG&E Corporation named in the Summary Compensation Table on page 30.



(7) Mr. Harvey, Mr. Randolph, Mr. Richard, and Mr. Rueger are executive officers of Pacific Gas and Electric Company named in the Summary Compensation Table on page 30.

--------------------------------------------------------------------------------
                                  Item No. 2:
         Ratification of Appointment of Independent Public Accountants

    On the recommendation of the Audit Committee of PG&E Corporation, the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company have selected Deloitte & Touche as the independent public accountants to examine the financial statements of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries for the year 2000. Deloitte & Touche is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche has been employed to perform this function for PG&E Corporation and Pacific Gas and Electric Company since 1999. The firm of Arthur Andersen LLP was employed as independent public accountants from 1981 until the selection of Deloitte & Touche. During that period, good relations were maintained and there were no disagreements on accounting principles or practices, financial statement disclosure, or audit scope or procedures.

    One or more representatives of Deloitte & Touche will be present at the annual meetings, and will be available to respond to appropriate questions.

    The affirmative vote of a majority of the shares represented and voting on the proposal is required to ratify the appointment of the independent public accountants and the affirmative votes must constitute a majority of the required quorum. Abstentions will have the same effect as a vote against the proposal. Unless indicated to the contrary, properly executed proxies received by PG&E Corporation or Pacific Gas and Electric Company prior to or at the annual meetings will be voted for this proposal.

    This appointment is not required to be submitted to a vote of the shareholders. If the shareholders should not ratify the appointment, the PG&E Corporation Audit Committee will investigate the reasons for rejection by the shareholders and each Board of Directors will reconsider the appointment.

THE BOARDS OF DIRECTORS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY
   RECOMMEND A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE &
                                    TOUCHE.

--------------------------------------------------------------------------------

IF YOU DO NOT HOLD ANY SHARES OF PG&E CORPORATION COMMON STOCK, YOU ARE NOT ENTITLED TO VOTE ON THE FOLLOWING TWO MANAGEMENT PROPOSALS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Item Nos. 3 and 4:
                              Management Proposals

              TO BE VOTED ON BY PG&E CORPORATION SHAREHOLDERS ONLY


ITEM NO. 3: MANAGEMENT PROPOSAL REGARDING PROPOSED AMENDMENTS TO PG&E CORPORATION'S ARTICLES OF INCORPORATION TO IMPLEMENT THE ELIMINATION OF A "SUPERMAJORITY VOTE" PROVISION


    At the 1999 annual meeting of PG&E Corporation shareholders, a majority of the shares present and voting approved a shareholder proposal recommending that the Board of Directors reinstate simple majority voting for all matters submitted for shareholder approval. At present, the only matters that require more than a simple majority vote of shareholders are those matters covered by the Fair Price Provision contained in Article Eighth of the Restated Articles of Incorporation of PG&E Corporation. A copy of Article Eighth of the Restated Articles of Incorporation of PG&E Corporation as proposed to be amended is attached to this proxy statement. Capitalized terms used but not defined in this proxy statement shall have the meaning ascribed to such terms in Article Eighth.

PROPOSED AMENDMENTS TO THE FAIR PRICE PROVISION

    Under the current Fair Price Provision, the approval of the holders of not less than 75 percent of the outstanding shares of voting stock of PG&E Corporation (a "supermajority vote") is required to effect a Business Combination involving PG&E Corporation or any of its subsidiaries and a Related Person or any of its Affiliates. A "Business Combination" is broadly defined to include (i) a merger or consolidation with a Related Person; (ii) a sale, lease, or exchange to a Related Person of any of the Corporation's assets having an aggregate fair market value of $100 million or more, or vice versa; (iii) an issuance, pledge, or transfer of the Corporation's securities to a Related Person in exchange for cash or other property having an aggregate fair market value of $100 million or more; (iv) a reclassification of securities, recapitalization, or other transaction which would directly or indirectly increase the voting power or the proportionate share of the Corporation's securities owned by a Related Person; or (v) any merger or consolidation of the Corporation with any of its Subsidiaries if, after the merger, the surviving entity's Articles of Incorporation do not contain the Fair Price Provision. A supermajority vote is not required if any such Business Combination is approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director or if certain specified minimum price criteria and procedural requirements are satisfied.

    The proposed amendments to the Fair Price Provision would replace the requirement for a supermajority vote with the requirement that a Business Combination be approved by the holders of a majority of PG&E Corporation's outstanding shares of voting stock (a "majority vote"). A majority vote requirement will make it easier for a Related Party or its Affiliate to effect a Business Combination involving PG&E Corporation or any of its subsidiaries, especially since a Related Party or its Affiliate may participate in the vote. As a consequence, a majority vote requirement may make it easier for the Related Party or its Affiliate to engage in transactions that are not necessarily in the best interests of all shareholders. Therefore, in order to protect shareholders against acts by a Related Party or its Affiliate that may be detrimental to shareholders as a whole, the Board of Directors has proposed that the Fair Price Provision be further amended to require that a proposed Business Combination, in addition to approval by a majority vote, also (i) be approved by the Board of Directors of PG&E Corporation without counting the vote of any director who is not a Disinterested Director or (ii) satisfy the existing minimum price and procedural requirements contained in the Fair Price Provision.


    The proposed amendments also would change the definition of "Subsidiary" to include non-corporate entities. The proposed amendments also would delete the requirement that amendments to the Fair Price provision be approved by a supermajority vote.

EFFECTS OF THE AMENDED FAIR PRICE PROVISION

    As amended, the Fair Price Provision is not intended to prevent or impede a third party from acquiring control of PG&E Corporation. Rather, the amended provision is intended to inhibit abusive conduct on the part of a Related Party or its Affiliate and is designed to protect shareholders against practices that do not treat all shareholders fairly and equally, including inadequate or coercive takeovers or self-dealing transactions. The proposed amendments to the Fair Price Provision will ensure that either a proposal resulting in a Business Combination will be scrutinized by the Disinterested Directors on the Board of Directors or will ensure that the consideration paid to shareholders in the Business Combination will be no less than the existing minimum price requirements set forth in the Fair Price Provision.

    As amended, the Fair Price Provision may discourage an unsolicited offer that is favorable to a majority of shareholders but that does not otherwise
(i) have the support of the Disinterested Directors on the Board of Directors or
(ii) satisfy the fair price criteria and other procedural requirements contained in the Provision. To the extent that the amended Fair Price Provision makes the accomplishment of a Business Combination more difficult, it would make the removal of management more difficult even if such removal would be beneficial to the shareholders generally.

    The Board of Directors of PG&E Corporation currently has no intention of soliciting a shareholder vote on any other proposals that might affect a possible change of control of PG&E Corporation. However, the Board of Directors of PG&E Corporation will continue to monitor developments in this area and in the future may recommend or pursue additional protective measures if it determines that such measures would be in the best interests of PG&E Corporation and its shareholders as a whole.

VOTE REQUIRED

    The proposed amendments to the Fair Price Provision are permitted under California law and the rules of the New York Stock Exchange, the principal exchange upon which PG&E Corporation's stock is listed and traded. The proposed amendments will not become effective until (i) they are approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of PG&E Corporation, and (ii) a certificate of amendment is filed with the California Secretary of State. Abstentions and broker non-votes will have the same effect as a vote against the proposal. Properly executed proxies received by PG&E Corporation prior to or at the annual meeting will be voted "FOR" the proposal, unless PG&E Corporation shareholders specify otherwise in their proxies.

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS THAT SHAREHOLDERS VOTE FOR
 THE FOREGOING AMENDMENTS TO THE ARTICLES OF INCORPORATION OF PG&E CORPORATION.


ITEM NO. 4: MANAGEMENT PROPOSAL REGARDING PROPOSED AMENDMENT TO PG&E CORPORATION'S ARTICLES OF INCORPORATION TO DECREASE THE AUTHORIZED MINIMUM AND MAXIMUM NUMBER OF DIRECTORS



    PG&E Corporation's Articles of Incorporation currently provide that the authorized number of directors shall be within a range of between nine and seventeen. The current authorized number of directors to be elected at the 2000 annual meeting is eleven. The Board of Directors of PG&E Corporation has unanimously approved an amendment to the Corporation's Articles of Incorporation to provide that the Board of Directors shall consist of not less than seven nor more than thirteen directors. The exact number of directors within the new authorized range will continue to be eleven until changed, within the limits specified in the Articles of Incorporation, by an amendment to the Bylaws adopted by the Board of Directors or the shareholders. The proposed amendment would not affect the number of directors to be elected at the 2000 annual meeting.


    The Board of Directors believes that the current authorized number of directors is an appropriate size enabling the Board as a whole to function efficiently. The Board of Directors also believes that reducing the range of the minimum and maximum number of directors to between seven and thirteen is consistent with current corporate governance practices.

    The first paragraph of Article Third of the Corporation's Articles of Incorporation currently provides:

     I: The Board of Directors of the Corporation shall consist of such number of directors, not less than nine (9) nor more than seventeen (17), as shall be prescribed in the Bylaws.

    The Board of Directors proposes to amend the first paragraph of Article Third to read as follows:

     I: The Board of Directors of the Corporation shall consist of such number of directors, not less than seven (7) nor more than thirteen (13), as shall be prescribed in the Bylaws.

VOTE REQUIRED


    The proposed amendment to the Articles of Incorporation will not become effective until (i) it is approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of PG&E Corporation, and
(ii) a certificate of amendment is filed with the California Secretary of State. Abstentions and broker non-votes will have the same effect as a vote against the proposal. Properly executed proxies received by PG&E Corporation prior to or at the annual meeting will be voted "FOR" the proposal, unless PG&E Corporation shareholders specify otherwise in their proxies.


THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS THAT SHAREHOLDERS VOTE FOR
 THE FOREGOING AMENDMENT TO THE ARTICLES OF INCORPORATION OF PG&E CORPORATION.

--------------------------------------------------------------------------------

IF YOU DO NOT HOLD ANY SHARES OF PG&E CORPORATION COMMON STOCK, YOU ARE NOT ENTITLED TO VOTE ON THE FOLLOWING SIX SHAREHOLDER PROPOSALS.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               Item Nos. 5 to 10:
                             Shareholder Proposals

              TO BE VOTED ON BY PG&E CORPORATION SHAREHOLDERS ONLY

    The following proposals have been submitted by shareholders for action at the PG&E Corporation annual meeting. To be approved, each properly presented proposal must receive the affirmative vote of a majority of the PG&E Corporation shares represented and voting on the proposal, and the affirmative votes must constitute at least a majority of the required quorum. Abstentions will be counted in the number of shares represented and voting, and will have the same effect as a vote against the proposal. Broker non-votes with respect to a particular proposal will be counted for purposes of determining the presence or absence of a quorum, but will not be counted in the number of shares represented and voting on the proposal. Properly executed proxies received by PG&E Corporation prior to or at the annual meeting will be voted "AGAINST" these proposals, unless PG&E Corporation shareholders specify otherwise in their proxies.

ITEM NO. 5: SHAREHOLDER PROPOSAL REGARDING INDEPENDENT DIRECTORS

    Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, on behalf of Mr. Ray T. Chevedden and Mrs. Veronica G. Chevedden, holders of 3,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

       "RESOLVED:

    APPOINT INDEPENDENT DIRECTORS TO ALL KEY BOARD COMMITTEES

    Adopt a policy that Independent Directors are appointed for all Key Board Committees to enhance management oversight (shareholder recommendation).

    Key board committees include:

       - Compensation

       - Nomination &

       - Audit Committees

        These important oversight-committees require heightened independence, free of Directors with significant financial and management ties to PG&E. A director is deemed independent if his or her only non-trivial professional, financial or familial connection to the company or its CEO within the past 10 years is his or her directorship.


        The following Directors profited directly or indirectly from their financial and management ties to PG&E (Source - 1998 PG&E proxy):



1.   Dr. David Lawrence                  CEO of Kaiser Health Plan
     - PG&E paid $23 million to Kaiser.

2.   David Coulter                       CEO of BankAmerica Corp. (until fired Oct. 1998)
     - PG&E paid $2.5 million to Bank of America

3.   Lee Cox                             Vice Chairman of AirTouch Communications
     - PG&E paid $1.5 Million to AirTouch.

4.   Rebecca Morgan                      CEO of JVSV Network
     - PG&E paid $100,000 to JVSV.

5.   Richard Clark
     - Former PG&E CEO - tends to protect entrenched policies.


        When this relationship was brought to the attention of shareholders in 1998, the company took the regressive step of deleting it from the 1999 proxy statement. The company was asked to reinstate this information in this proxy statement as a sign of its integrity.

        Deleting information that points to needed changes is a disturbing act. It leads shareholders to believe that the company tends to conceal information on its problems rather than correct its problems.

        Seven out of 15 seats on key committees are held by directors whose companies are PG&E customers. PG&E regularly pays more than $27 million annually to the employers of PG&E Directors.


        Dr. Lawrence, whose company receives the largest payment, sits on the Compensation Committee that determines CEO pay. In 1998 the Compensation Committee more than doubled CEO pay - up 117% - Source:www.paywatch.org.



        While paying $27 million to the employers of PG&E directors, PG&E substantially under-performed the S&P 500 and the Dow Jones Utilities Index. The graph on page 37 shows the PG&E under-performance in the most recent 5-year period. ADDITIONALLY, THE 39% DIVIDEND CUT OF 3 1/2 YEARS AGO HAS NOT BEEN RESTORED.


        Dr. Lawrence's voice in determining CEO pay is a clear conflict of interest and divided loyalty. It sends the wrong message to PG&E's 20,000 employees: It implies that the divided loyalty is acceptable.

        Under the watered-down PG&E definition of independence, a compensation committee stacked with directors whose employers have $27 million in annual contracts with PG&E, could "ensure independent oversight of management."

        Institutional Shareholder services (www.cda.com/iss), a leading proxy analysis firm, said it is fundamental that a board is independent and therefore capable of objective oversight of top management.

           APPOINT INDEPENDENT DIRECTORS TO ALL KEY BOARD COMMITTEES
                            VOTE YES ON ITEM NO. 5"

                            ------------------------

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    The Board of Directors believes this proposal is moot, as the Audit Committee and the Nominating and Compensation Committee of the Board of Directors are each composed entirely of independent directors as defined in the Corporation's corporate governance guidelines. Independent directors are defined in the guidelines as directors who are neither (a) current nor former employees of, nor consultants to, PG&E Corporation or its subsidiaries, nor (b) current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation serves as a member. All the members of the Audit and Nominating and Compensation Committees are independent as defined in the guidelines. Further, another requirement of the guidelines specifies that 75 percent of the Board be composed of directors who are neither current nor former officers of PG&E Corporation or any of its subsidiaries, and the Corporation is in compliance with this requirement.

    The Board does not believe that business relationships of the type cited by the proponent compromise the independence of the director. None of the named directors possesses a personal interest in the business transactions that would preclude the director's ability to exercise independent judgment or faithfully fulfill his or her fiduciary duties to PG&E Corporation's shareholders. The types of transactions cited by the proponent relate to ordinary business dealings between the named companies and PG&E Corporation, Pacific Gas and Electric Company (a subsidiary of PG&E Corporation), and their subsidiaries. Neither the Board, any Board committee, nor the director affiliated with the named business entity had any involvement in deciding whether to purchase goods or services from, or provide financial support to, the named business entity. Ordinary business transactions necessary to conduct the business of the Corporation and its subsidiaries are implemented by employees in the course of their employment, without direct Board involvement. For example, the dollar amount cited by the proponent which was paid by the Corporation and its subsidiaries to Kaiser Health Plan (the largest provider of healthcare services in California) represents premium payments directed by individual Corporation employees, who can choose among many healthcare providers. Neither the Board, any Board committee, Dr. Lawrence, nor Kaiser Health Plan has any influence over which health services provider an employee chooses.

    The business relationships cited by the proponent were not required by Securities and Exchange Commission (SEC) rules to be disclosed in PG&E Corporation's 1999 and 2000 proxy statements, as these relationships do not meet the threshold for determining which relationships are significant enough to require proxy statement disclosure. Among other things, each of these business relationships represents less than 5 percent of the consolidated gross revenues of the Corporation and of each of the entities involved in the cited business relationships for the relevant fiscal year.

    The PG&E Corporation Board of Directors believes that the composition of its Audit Committee and its Nominating and Compensation Committee (each consisting solely of independent directors) and the presence of a majority of independent directors on the Board pursuant to the Board's corporate governance policies ensure independent oversight of management.

    Last year, of the Corporation's shares that were voted, approximately 71 percent voted against a similar proposal presented by this proponent.

    For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

ITEM NO. 6: SHAREHOLDER PROPOSAL REGARDING CONFIDENTIAL SHAREHOLDER VOTING

    Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, on behalf of Mrs. Ersilia N. Davis, 1488 San Pasqual Street, Pasadena, California 91106, holder of 200 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

       "RESOLVED:

    CONFIDENTIAL SHAREHOLDER VOTING

    The shareholders request that the board of directors adopt and implement a policy requiring all proxies, ballots and voting tabulations that identify how shareholders vote be kept confidential and the inspectors of election be independent and not the employees of the company.

        SUPPORTING STATEMENT:

    The confidential ballot is fundamental to the American political system. This protection ensures that voters are not subjected to:

    1)  Actual

    2)  Perceived or

    3)  Potential coercive pressure.

        The fundamental principle of the confidential ballot should be applied to public corporations. While there is no inference that PG&E management uses coercion the existence of this possibility is sufficient to justify confidentiality.

        Many major companies, such as Coca-Cola Co., Dow Chemical, Georgia-Pacific Corp., Gillette, Kimberly Clark, Louisiana Pacific, and Quaker Oats, use confidential voting.

        The Investor Responsibility Research Center (IRRC) reported that confidential voting resolutions won 47% shareholder approval in 1998. IRRC surveyed 56 institutional investors and found that 75% said they consistently support confidential voting resolutions. PG&E is 51% owned by institutional shareholders.

        Many shareholders believe confidential ownership is guaranteed when shares are held in street name. This is not always the case. Management has various means of determining actual ownership. For instance, proxy solicitors have elaborate databases that can match account numbers with the identity of some owners.

        Moreover, why should shareholders be required to transfer their stock to street-name in an attempt to maintain confidentiality? This resolution is the only way to ensure a secret ballot for all shareholders irrespective of how they own their shares.

        The confidential vote is an important step toward improving PG&E corporate governance.

    WHY IMPROVE PG&E'S CORPORATE GOVERNANCE PRACTICES?

        Fifty institutional investors, managing a total of $840 million, told McKinsey & Co. they would pay an 11% average premium for the stock of a company with good governance practices.


        Why the big jump? Some investors said they believed that good governance would help boost performance over time. Others felt good governance decreases the risk of bad news - and when trouble occurs, they rebound faster.


                                                BUSINESS WEEK                         Sept. 15, 1997

    WHAT ISSUES HIGHLIGHT CONCERN ABOUT IMPROVING PG&E'S PERFORMANCE?


    The 1998 directors, key-employees and consultants stock option plan has a total potential stock dilution of 8% - compared to 2% stock dilution for PG&E peer group.


                                                Investor Responsibility Research Center
                                                PG&E ANNUAL MEETING REPORT            March 1999

    PG&E stock price is down 17% for the year.

                                                STANDARD & POORS                      Sept. 18, 1999

    An administrative law judge proposed that Pacific Gas & Electric Co. be allowed to increase electric rates by less than a quarter of the $1 billion plus the company had originally demanded.

                                                REUTERS                               Oct. 19, 1999

    PG&E Corp. reported that third-quarter earnings fell nearly 13 percent.

                                                REUTERS                               Oct. 15, 1999

    ABN AMRO said it has cut by 18% its 1999 earnings estimates for PG&E Corp.

                                                REUTERS                               Oct. 22, 1999

        To improve corporate governance and company performance vote yes:

                          CONFIDENTIAL SHAREHOLDER VOTING
                                     YES ON 6"

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    The Board of Directors supports policies and practices that maintain the confidentiality of the Corporation's proxy solicitation and balloting processes, and believes that the Corporation's current practices and policies enable shareholders to vote or give a proxy free from coercive pressure. The proposed confidential voting policy unnecessarily goes beyond the Corporation's existing practices, to restrict access to proxy, ballot, and vote tabulation information even if such access is legally required or otherwise is in the best interests of shareholders, such as when shareholders use their proxy cards as a vehicle for communicating with the Corporation or in the case of a proxy contest.

    The Corporation does not use proxy or ballot information to identify how individual registered shareholders vote on particular issues. For years, the Corporation has used an independent inspector of elections and proxy tabulator, and has no plans to discontinue this practice. Shareholder proxies are returned directly to the independent proxy tabulator and are not reviewed by the Corporation. Confidentiality of voting decisions is preserved even when shareholders use the proxy card with its postage-paid return envelope to communicate with the Corporation on items of interest to them, such as historical account information, lost or stolen stock certificates, and other matters relating to the Corporation's business. In such cases, the independent tabulator maintains the confidentiality of the shareholder's vote by blocking out voting information on the proxy card prior to making a copy for the Corporation. Registered shareholders desiring additional assurances of confidentiality can register their shares in the name of a nominee, such as a stockbroker, bank, or other fiduciary. Since nominee holders do not disclose specific information regarding how the beneficial owners vote, confidentiality is preserved. Corporation employees who own stock through employee savings plans submit their votes through plan trustees, who are required to keep such information confidential and may not disclose such information to the Corporation.

    The proposed confidential voting policy is not only unnecessary, but also is overly broad in that it contains no exemptions for proxy contests or situations in which disclosure of a shareholder's vote is legally required. In the case of a proxy contest, the proposed confidential voting policy would not apply to the third party that was soliciting proxies, yet would continue to apply to the Corporation, thereby giving the third party dissident an unfair advantage. The dissident would be able to view shareholder voting decisions and other information, and use that information to persuade individual shareholders to vote in the dissident's favor. This advantage is not only unfair, but could be detrimental to shareholders. In contesting the dissident's solicitation of proxies, the Corporation's Board of Directors has a legal obligation to act in the best interests of shareholders as a group, whereas the dissident would have no such obligation and would be free to act purely in his or her own self interest. Given the unfair advantage the dissident would gain from having access to voting information, the Board's ability to act in the best interests of shareholders would be hindered because the directors would not have the same access to that information. The proposed confidential voting policy also fails to permit exceptions when access to the shareholder voting information is required in response to federal or state legal requirements, or may be necessary to assist the Corporation in making a claim or defending against a claim.

    For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

ITEM NO. 7: SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER DEMOCRACY

    Mrs. Sydell B. Lemerman, 1855 Capistrano, Berkeley, California 94707, holder of 1,291 shares of PG&E Corporation common stock, has given notice of her intention to present the following proposal for action at the PG&E Corporation annual meeting:


    "The shareholders of PG&E Corporation request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following:



                             SHAREHOLDER DEMOCRACY


    We live in a Democracy and our vote is our sacred right, yet PG&E Corp. denies that right when it comes to voting on company proposals.


    "ABSTENTIONS WILL BE COUNTED IN THE NUMBER OF SHARES REPRESENTED AND VOTING, AND WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL." page 21 - Joint notice of 1999 Annual Meetings - Joint Proxy Statement.



    It is not in the law! It is not in the rules and regulations of the S.E.C! The Corporation is not mandated in overriding the shareholders majority vote if it so wishes, it has made its own ruling to do so.


    A Yes vote means YES! A No vote means NO! An Abstention means I am present but I am not voting.

    In defense of their stance, the Corporation likes to state that the SEC does not object and that all other companies do the same thing and therefore it is the right thing to do. WRONG!! A Yes vote means YES! A No vote means NO! An Abstention means neither yes or no and should NOT be counted. There is no other way.

    Make your vote count and mean what you would like it to mean. YES, NO, NO VOTE!!!

    Do not let the Corporation override our majority vote.

                      Vote YES for Shareholder Democracy."

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    The standard for determining whether shareholders have approved a matter submitted to them is controlled by the law of the state under which the corporation is incorporated. Although most publicly traded corporations are incorporated in Delaware, PG&E Corporation is incorporated in California. Under California law, most matters presented to shareholders are considered approved by shareholders if (1) the matter receives the affirmative vote of a majority of the shares "represented and voting," and if (2) the affirmative votes constitute at least a majority of the required quorum. SEC rules require that the proxy statement disclose the treatment of abstentions for each item to be voted upon by shareholders (except for the ratification of accountants). PG&E Corporation reports all affirmative votes, negative votes, and abstentions cast at each annual meeting in its first quarterly report on Form 10-Q filed with the SEC after the meeting.

    Although California law does not specifically address the treatment of abstentions, other states do. For example, in Delaware where the majority of publicly traded corporations are incorporated, most matters submitted to shareholders are considered approved if the matter receives the affirmative vote of a majority of the shares "present and entitled to vote." Under Delaware law, abstentions are included in determining the number of shares "present and entitled to vote." In the absence of controlling authority under California law, PG&E Corporation has chosen to follow the law of Delaware and treat abstentions as shares "present and voting." PG&E Corporation believes that most investors in public corporations understand and expect this treatment of abstentions. The Corporation's proxy statement fully discloses this intended treatment so that a shareholder can make an informed decision in deciding whether to cast an abstention.

    Further, California law requires that some matters submitted to shareholders, such as the proposed amendments of the Corporation's Articles of Incorporation under Item Nos. 3 and 4 above, be approved by the holders of a majority of the Corporation's outstanding shares. Under this approval standard, abstentions must be counted, since the abstaining shareholder's shares are outstanding. Therefore, the shareholder proposal would be legally impossible to implement, as it would require the Corporation to violate California law.

    For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

ITEM NO. 8: SHAREHOLDER PROPOSAL REGARDING CUMULATIVE VOTING

    Mr. Simon Levine, Trustee of the Simon Levine Living Trust, 960 Shorepoint Court, No. 306, Alameda, California 94501, holder of 5,706 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

    "The shareholders of PG&E Corporation request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following:

    REINSTATE CUMULATIVE VOTING FOR THE ELECTION OF PG&E CORP. DIRECTORS.

    Cumulative Voting is of the utmost importance in order to let us, the shareholders, have a voice in the corporation. It is essential in letting us express ourselves as OWNERS.

    When we are not in agreement with those in whom we put our faith and trust and we want them to know that in no uncertain terms, cumulative voting HELPS emphasize our concern by disavowing them and voting them out. It provides us the necessary tools to CHOOSE the directors we want.

    It is to US, the owners of the company, to PROVIDE the leadership necessary to run the company well and profitably.

    The following headlines from the San Francisco Chronicle illustrates some of the problems.

    December Blackout no Fluke, PUC Says, reads one headline with the sub-head Staff report contends PG&E is error prone May 8, 1999

    PG&E Fined for Poor Service in '95 Outage - June 25, 1999

    PUC Urged To Continue PG&E PROBE - July 1, 1999

    These examples, which are part of at least a half dozen negative articles, demonstrate in no uncertain terms that our board is not doing their job. This means that we, the owners, are not doing our job and that's SELECTING the right people to lead and guide this company properly.

    The Corporation argument is that a small percentage of shareholders can elect a Director. True, but the board is doing the same with ONLY 13 Directors. The problem is that the Corporation is addressing the wrong item. What they should be concerned about is "why did this come up in the first place and what can we do to rectify it?"

    It has been said that the beginning of a long trip is in taking the first step. Our first step is to make sure we vote for cumulative voting. It is our RIGHT and RESPONSIBILITY!!!

    VOTE "YES" TO REINSTATE CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS."

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    PG&E Corporation believes that cumulative voting would erode shareholders' ability to elect directors who represent the interests of the shareholders as a whole.

    Under cumulative voting, the total number of votes that each shareholder may cast in an election for directors is determined by multiplying the number of directors to be elected by the number of votes to which the shareholder's shares are entitled. Each shareholder may "cumulate" his or her votes by giving them all to one candidate, or may distribute his or her votes among as many candidates as the shareholder sees fit. Thus, where 11 directors are to be elected, a shareholder or group of shareholders holding less than 9 percent of the shares voting at the meeting would be capable of electing a director. This is true even if the holders of the remaining 91 percent of the voting shares are opposed to the election of that candidate and cast their votes to elect 11 other directors.

    Cumulative voting would give a disproportionate and unfair weight to the votes cast by a minority shareholder or shareholders. The elimination of cumulative voting ensures that all directors are elected or removed only by a majority vote of shareholders voting in the election.

    Last year, of the Corporation's shares that were voted, approximately 67 percent voted against a similar proposal presented by this proponent.

    For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

ITEM NO. 9: SHAREHOLDER PROPOSAL REGARDING COMPENSATION OF DIRECTORS IN STOCK

    Mr. Chris Rossi, P.O. Box 249, Boonville, California 95415, holder of 1,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

        "Resolved, the stockholders request that the Board of Directors adopt the following policy:

        Beginning in the 2001 P.G.&E. Corporation fiscal year, total compensation of all members of the Board of Directors shall be at least 50% in common stock with a significant portion of each year's distribution to be held and not sold until their term as a director is ended.

        The directors enjoy a much greater impact on the conduct of the Corporation's business than do the shareholders and their compensation reflects that impact. However, there is no reason that they should not receive their compensation in a manner that would bring them closer to the shareholders, namely in common stock. In this manner, the value of their compensation is directly related to the performance of the corporation.

        Many corporations are compensating their directors with common stock without any loss of good prospective directors. There is no reason why P.G.&E. Corporation could not do the same.

        In October 21, 1999 of the S.F. Chronicle, the stock quote listed in the last 52 weeks had gone from $34 down to $22.19. Why should the Directors continue to earn the same compensation as if nothing happened while the shareholders suffer?

        Vote to compensate the directors in P.G.&E. common stock"

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.


    PG&E Corporation agrees that a portion of its directors' compensation should be composed of equity ownership in the Corporation. In December 1997, the Board of Directors, upon recommendation of the Nominating and Compensation Committee, approved amendments to PG&E Corporation's Long-Term Incentive Program to increase the portion of director pay that is equity-based. The Board believes these changes have further aligned the interests of directors with those of PG&E Corporation's shareholders, and provide a total director compensation package that is more competitive with that provided to directors of other energy and industrial companies. As a result of these changes, approximately 40 percent of total director pay is composed of stock-based compensation, an increase from less than 20 percent based on total director pay in 1997, prior to this change in policy. Please refer to the discussion of "Compensation of Directors" on page 9 for details concerning these changes.


    However, the Corporation requires flexibility to set standards for director compensation and encourage such stock ownership through a variety of programs and incentives, and should not be limited to the strict standard set forth in the proposal. PG&E Corporation must be able to design and implement director compensation packages that can attract quality candidates. Requiring that a set percentage of compensation paid to directors be in the form of stock could discourage or prevent highly qualified individuals from serving on the Board in the future.

    For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

ITEM NO. 10: SHAREHOLDER PROPOSAL REGARDING SEVERANCE BENEFITS RECEIVED DURING MERGERS OR ACQUISITIONS

    Mr. Nick Rossi, P.O. Box 249, Boonville, California 95415, holder of 600 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

        "Resolved, the stockholders request that the Board of Directors amend the company's governing instruments to adopt the following:

        Any severance benefits based on change of control of the company to directors, officers and (or) employees will be prohibited. The prohibition would not apply to existing contracts.

        It is the duty and responsibility of the Board of directors to oversee the general order of business toward providing a service and producing a profit.

        If, in the course of doing their duties the Corporation is merged with another company, any severance benefits a director, officer or employee of the Corporation would receive would be in the same form of compensation the shareholders would receive, namely through stock dividends and increase in the value of the stock.

        Vote to restrict severance benefits due to a merger or acquisition."

THE BOARD OF DIRECTORS OF PG&E CORPORATION RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    The Board of Directors believes that, consistent with its duties to shareholders, the Board must retain the flexibility to consider and adopt appropriate mechanisms to deal with the uncertainty that a change in control situation would create. The Officer Severance Policy provides certain severance benefits if an executive officer covered by the policy is terminated without cause following a change in control, as discussed in the Executive Compensation section under "Termination of Employment and Change in Control Provisions."

    The Board believes that reasonable provisions regarding severance benefits due to a change in control help allow senior management to remain focused on aggressively maximizing shareholder value during change in control situations, and not be distracted by concerns about the perceived need to remain on good terms with management of the acquiring entity. In addition, these types of change in control provisions are often part of a total compensation package offered to senior executives in most public companies. In order for PG&E Corporation to maintain a competitive compensation package to attract and retain the best qualified personnel, the Board believes that it needs the flexibility to adopt these types of change in control arrangements in the future if the Board determines it is appropriate and in the best interests of shareholders to do so.

    For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

--------------------------------------------------------------------------------
                             Executive Compensation

          NOMINATING AND COMPENSATION COMMITTEE REPORT ON COMPENSATION

    PG&E Corporation is a national energy-based holding company, with businesses that include a diverse group of U.S.-based power generating, gas pipeline, and energy commodity trading and services businesses. PG&E Corporation also is the parent company of Pacific Gas and Electric Company, the regulated utility that delivers natural gas and electricity to one in every 20 Americans.

    The Nominating and Compensation Committee of the PG&E Corporation Board of Directors (the "Committee") is responsible for overseeing and establishing executive compensation policies for PG&E Corporation and its subsidiaries, including Pacific Gas and Electric Company. The Committee also oversees the PG&E Corporation Long-Term Incentive Program and other employee benefit plans.

    This report relates to the compensation paid to executive officers of PG&E Corporation and Pacific Gas and Electric Company during the fiscal year ended December 31, 1999. Compensation for the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company is approved by their respective Boards of Directors based on the recommendation of the Committee, which is composed of independent non-employee directors. In establishing the 1999 compensation of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company, the respective Boards approved the recommendations of the Committee without modification. Compensation for all other PG&E Corporation and subsidiary officers is approved by the Committee, except that the Committee has delegated to the PG&E Corporation Chief Executive Officer the authority to approve compensation for certain officers of PG&E Corporation and its subsidiaries.

    The Committee established compensation programs for 1999 to meet four objectives:

    - To attract, retain, and motivate employees with the necessary mix of skills and experience for the development of PG&E Corporation's unregulated businesses, as well as the successful operation and expansion of its utility business.

    - To minimize short-term and long-term costs and reduce corporate exposure to longer-term financial risk.

    - To emphasize long-term incentives to further align shareholder and officers' interests and focus employees on enhancing total return for the Corporation's shareholders.

    - To achieve maximum value from PG&E Corporation's collective workforce by designing compensation programs that facilitate movement by employees among the Corporation and its subsidiaries.

    The Committee retains an independent consultant, Hewitt Associates, to help evaluate PG&E Corporation's compensation policies, to provide information about industry compensation practices and competitive pay levels, and to recommend compensation alternatives which are consistent with PG&E Corporation's compensation policies. Founded in 1940, Hewitt Associates is an international firm of consultants and actuaries specializing in the design and administration of employee compensation and benefit programs.

    To meet its objective of paying compensation that is competitive with similar companies in 1999, the Committee selected a group consisting of 26 major energy and general industry companies (the "comparator group"). These companies were selected by the Committee because they are comparable to PG&E Corporation in size and because their approach to compensation emphasizes long-term incentives. Twenty-three of the 26 energy and general industry companies in the comparator group are included in the Standard & Poor's 500 Stock Index.

    For 1999, the Committee established the following specific compensation targets for officers:

    - A significant component of every officer's compensation should be tied directly to PG&E Corporation's performance for shareholders.

    - Annual cash compensation (base salary and target annual incentive) and benefits should be equal to the average compensation paid to comparable officers of companies in the comparator group.

    - Long-term incentives should be equal to the average compensation paid to comparable officers of companies in the comparator group, but provide the opportunity to pay out at the 75th percentile and higher for superior corporate performance.

    Finally, in evaluating compensation program alternatives, the Committee considers the potential impact on PG&E Corporation of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the five highest paid executive officers of public corporations, excluding "performance-based compensation." Compensation programs will qualify as performance-based if (1) the performance targets are pre-established objective standards, (2) the programs have been approved by shareholders, and (3) there is no discretion to modify or alter payments after the performance targets have been established for the year.

    The Committee believes that compensation paid under two of PG&E Corporation's three performance-based plans is deductible under Section 162(m). A substantial portion of the compensation paid to the executive officers of PG&E Corporation and Pacific Gas and Electric Company is paid under these qualifying performance-based plans. Although short-term compensation paid under PG&E Corporation's third performance-based plan will not be excluded from the deduction limit under Section 162(m), payments under this plan are conditioned primarily on the achievement of pre-established corporate financial objectives.

    To the extent consistent with the Committee's overall policy of maintaining a competitive, performance-based compensation program, it is PG&E Corporation's intent to maintain the tax deductibility of the compensation which it pays. However, due to the restrictive nature of Section 162(m), technical compliance with its requirements can reduce or eliminate the value of using certain types of plans designed to provide incentives to increase shareholder value. As a result, although the Committee, in designing and maintaining a competitive incentive compensation program, will qualify as much of the compensation for deduction under Section 162(m) as is reasonably possible, such qualification is not a mandatory precondition to payments where technical compliance is inconsistent with the Committee's objective of incenting performance which results in increased shareholder value. It is anticipated that the amount of any tax deduction that may be forgone due to the impact of the
Section 162(m) limit will be insignificant.

PRINCIPAL COMPONENTS OF COMPENSATION

BASE SALARY

PG&E CORPORATION BASE SALARY

    PG&E Corporation's executive salaries are reviewed annually by the Committee based on (1) the results achieved by each individual, (2) expected corporate financial performance, measured by combined earnings per share, dividends, and stock price performance, and (3) changes in the average salaries paid to comparable executives by companies in the comparator group.

    In setting the 1999 salary levels for PG&E Corporation's executive officers, the Committee's objective was that the overall average of the salaries paid to all officers as a group (including the Chief Executive Officer) should be approximately equal to the target competitive level.

    Robert D. Glynn, Jr., Chief Executive Officer of PG&E Corporation, received an annual base salary of $800,000 in 1999. The salary level for Mr. Glynn is below the average salary of chief executive officers of the 26 companies in the comparator group. The overall average of the base salaries received by all PG&E Corporation officers (including Mr. Glynn) for 1999 was comparable to the average salary paid to all officers of the comparator group.

PACIFIC GAS AND ELECTRIC COMPANY BASE SALARY

    Pacific Gas and Electric Company's executive salaries are reviewed annually by the Committee based on (1) the results achieved by each individual,
(2) expected corporate financial performance, measured by combined earnings per share, dividends, and stock price performance, and (3) changes in the average salaries paid to comparable executives by companies in the comparator group.

    In setting the 1999 salary levels for Pacific Gas and Electric Company's executive officers, the Committee's objective was that the overall average of the salaries paid to all officers as a group (including the Chief Executive Officer) should be approximately equal to the target competitive level.

    Gordon R. Smith, Chief Executive Officer of Pacific Gas and Electric Company, received an annual base salary of $550,000 in 1999. The salary level for Mr. Smith is comparable to the average salary of senior executives in comparable positions in the 26 companies in the comparator group. The overall average of the base salaries received by all Pacific Gas and Electric Company officers (including Mr. Smith) for 1999 was comparable to the average salary paid to all officers of the comparator group.

SHORT-TERM INCENTIVES

PG&E CORPORATION ANNUAL INCENTIVE


    The PG&E Corporation Short-Term Incentive Plan for 1999 was designed to provide annual incentives to all executive officers based largely on PG&E Corporation's success in meeting the 1999 corporate operating earnings per share objective. This objective emphasizes the impact of on-going results of operations by eliminating the effect of extraordinary gains or losses.



    At the beginning of the year, target awards are set based on each executive's responsibilities and salary level. Final awards are determined by the Committee and may range from zero to twice the target, depending on the extent to which the corporate operating earnings per share objective is achieved. The Committee has discretion to modify or eliminate awards.



    In 1999, PG&E Corporation achieved corporate operating earnings per share of $2.24 and the majority of PG&E Corporation executive officers received Short-Term Incentive Plan awards equal to 170 percent of their target awards.


PACIFIC GAS AND ELECTRIC COMPANY ANNUAL INCENTIVE

    The Pacific Gas and Electric Company Short-Term Incentive Plan for 1999 was designed to provide annual incentives to all executive officers based on meeting financial, service, and other measures of the Company, as well as those of specific business units and departments.

    At the beginning of the year, target awards are set based on each executive's responsibilities and salary level. Final awards are determined by the Committee and may range from zero to twice the target, depending on the extent to which the stated objectives are achieved. The Committee has discretion to modify or eliminate awards.


    In 1999, Pacific Gas and Electric Company executives received Short-Term Incentive Plan awards ranging from 133 percent to 171 percent of their target awards.


STOCK OPTIONS IN LIEU OF SHORT-TERM INCENTIVE PLAN AWARDS

    In 1998, to further increase the officers' ability to align their individual economic interests with those of the Corporation and its shareholders, the Committee adopted a program whereby eligible officers could elect to convert up to 50 percent of the award they otherwise would be entitled to receive under their respective Short-Term Incentive Plan, and instead, receive stock options under the PG&E Corporation Stock Option Plan described below.

LONG-TERM INCENTIVES

    PG&E CORPORATION LONG-TERM INCENTIVE PROGRAM. The PG&E Corporation Long-Term Incentive Program permits various stock-based incentive awards to be granted to executive officers and other employees of the Corporation and its subsidiaries. The Stock Option Plan and the Performance Unit Plan (each of which is a component of the Long-Term Incentive Program) provide incentives based on PG&E Corporation's financial performance over time.

    PG&E CORPORATION STOCK OPTION PLAN. The Stock Option Plan provides incentives based on PG&E Corporation's ability to sustain financial performance over a 3- to 10-year period. Under the Plan, officers, managers, and other key employees of PG&E Corporation and its subsidiaries receive stock options based on their responsibilities and position. These options allow them to purchase a certain number of shares of PG&E Corporation common stock at the market price on the date of grant (typically the first business day of each year). Generally, optionees must hold the options for at least two full years and exercise them within 10 years. Options granted in lieu of Short-Term Incentive Plan awards, as discussed above, will be vested immediately, although the options may not be exercised for at least one year after the date of grant. PG&E Corporation does not reprice or change the terms of options once they have been granted.

    At the Committee's discretion, stock options may be granted with tandem "stock appreciation rights" which have vesting periods and exercise guidelines that are similar to the options. These rights allow option-holders to surrender their options when they have vested and receive a cash payment equal to the difference between the exercise price and the current market price. No stock appreciation rights have been granted since 1991.

    Stock options also may be granted with or without tandem "dividend equivalents" which provide for credits to be made to a dividend equivalent account equal to the current common stock dividend multiplied by the recipient's unexercised options. For options granted with dividend equivalents, option-holders are entitled to receive the amounts accumulated in their dividend equivalent account only when, and to the extent that, the underlying options or stock appreciation rights are exercised. If a stock appreciation right is exercised, the option-holder receives the associated dividend equivalent only if the stock price has appreciated by at least 5 percent per year from the date of grant or by at least 25 percent if the options have been held for more than five years. In June 1997, the Committee adopted the policy that future stock option grants will not include dividend equivalents, and no such grants with dividend equivalents have been made since that time.

    The size of the stock option grant for each executive officer of PG&E Corporation and Pacific Gas and Electric Company in 1999 was determined by the Committee based on the Committee's objectives of paying target total compensation at the average total compensation of the companies in the comparator group, and of tying a substantial component of target total compensation directly to financial performance for shareholders. In making stock option grants, the size of each executive officer's stock option grant was determined primarily based on the compensation objectives described above.

    PG&E CORPORATION PERFORMANCE UNIT PLAN. The Performance Unit Plan provides incentives based on PG&E Corporation's ability to sustain superior total returns for shareholders (dividends plus stock price appreciation) over a three-year period. Under the Plan, officers of PG&E Corporation and its subsidiaries receive performance units reflecting their level of responsibility. One-third of the units vest each year. At the end of each year, the number of vested performance units is increased or decreased based on PG&E Corporation's three-year total return for shareholders (dividends plus stock price appreciation) as compared with that of the 49 other largest energy-based companies in the nation. Each officer receives an incentive payment equal to the final number of vested units multiplied by the average market price of PG&E Corporation common stock during the 30 calendar day period prior to the end of the year.

    In determining Performance Unit Plan results for a given year, PG&E Corporation's corporate performance in the current year is weighted at 60 percent, the performance in the prior year at 25 percent, and the performance in the year before that at 15 percent. Each time a cash dividend is declared on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of units held by a recipient will be accrued on behalf of the recipient and, at the end of the year, the amount of accrued dividend equivalents will be increased or decreased by the same percentage used to increase or decrease the recipient's number of vested performance units for the year.

    For the three years ended December 31, 1999, PG&E Corporation's total shareholder return had a weighted average ranking of 35th among the 50 largest energy-based companies in the nation. Based on this ranking, officers received awards that were based on 40 percent of the number of vested units.

    EXECUTIVE STOCK OWNERSHIP PROGRAM. Effective January 1, 1998, the Committee adopted the Executive Stock Ownership Program which contains certain stock ownership targets for executives to be achieved within five years after becoming an executive officer. The targets are set as a multiple of the executive's base salary and vary according to the executive's level of responsibility within the Corporation. The executive stock ownership targets are as follows: three times base salary for the Chief Executive Officer of PG&E Corporation; two times base salary for heads of the Corporation's lines of business, and the Chief Financial Officer and the General Counsel of PG&E Corporation; and one and one-half times base salary for the Senior Vice Presidents of PG&E Corporation. To the extent an executive officer achieves and maintains the stock ownership targets within the first three years of becoming an executive officer, the executive officer will be entitled to receive additional common stock equivalents (called Special Incentive Stock Ownership Premiums or SISOPs) to be credited to the deferred compensation portion of his or her Supplemental Retirement Savings Plan account balance. The additional common stock equivalents vest three years after the date of grant, subject to accelerated vesting in accordance with the Officer Severance Policy and upon a change in control of the Corporation. The additional common stock equivalents are subject to forfeiture if the executive fails to maintain the applicable stock ownership target.

BENEFITS

    Benefit plans are designed to meet the individual needs of PG&E Corporation and its subsidiaries and to permit portability of benefits among the Corporation and its subsidiaries. Tax-deferred savings arrangements provide employees with an opportunity to supplement their retirement income through employee and matching contributions by PG&E Corporation or one of its subsidiaries. PG&E Corporation also provides excess retirement benefits for its executive officers based on salary and incentive compensation.

    The defined contribution benefit plans of PG&E Corporation and its subsidiaries permit participants in those plans to direct the investment of their contributions into PG&E Corporation common stock, providing another opportunity for executive officers to increase their proprietary interest in PG&E Corporation. The PG&E Corporation Supplemental Retirement Savings Plan also permits the executives who participate in the plan to direct that the return on their deferred compensation be tied directly to the performance of PG&E Corporation common stock.

SUMMARY

    We, the members of the Nominating and Compensation Committee of the Board of Directors of PG&E Corporation, believe that the compensation programs of PG&E Corporation and Pacific Gas and Electric Company are successful in attracting and retaining qualified employees and in tying compensation directly to performance for shareholders and service to customers. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in the business environment of PG&E Corporation and Pacific Gas and Electric Company.

March 13, 2000

NOMINATING AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF PG&E CORPORATION

Carl E. Reichardt, Chair
David A. Coulter
C. Lee Cox
David M. Lawrence, MD
John C. Sawhill

                           SUMMARY COMPENSATION TABLE



[THIS TABLE SUMMARIZES THE PRINCIPAL COMPONENTS OF COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICERS AND THE OTHER MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS OF PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY DURING THE PAST YEAR.]



                                                                                                  LONG-TERM
                                                      ANNUAL COMPENSATION                       COMPENSATION
                                         ---------------------------------------------   ---------------------------
                                                                                         AWARDS            PAYOUTS
(A)                                      (B)        (C)        (D)          (E)          (F)               (G)         (H)
                                                                            OTHER                                      ALL
                                                                            ANNUAL       SECURITIES                    OTHER
                                                                            COMPEN-      UNDERLYING        LTIP        COMPEN-
                                                    SALARY     BONUS        SATION       OPTIONS/SARS      PAYOUTS     SATION
NAME AND PRINCIPAL POSITION              YEAR       ($)        ($)(1)       ($)(2)       (# OF SHARES)     ($)(3)      ($)(4)
Robert D. Glynn, Jr.,                      1999     $800,000   $1,224,000    $23,181         300,000       $176,204     $ 36,780
Chairman of the Board, Chief Executive     1998      700,000      931,350(5)   42,180        235,000        452,858       32,280
Officer, and President of PG&E             1997      533,334      217,074     39,525         268,000        408,796       24,780
Corporation; Chairman of the Board of
Pacific Gas and Electric Company

Scott W. Gebhardt,                         1999     $425,000   $  249,688    $ 9,360         122,500       $ 74,436     $112,232
Senior Vice President of PG&E              1998      375,000      179,250     25,588         126,400        145,580      170,858
Corporation; President and Chief           1997      281,250      175,000     39,355         148,500         66,202      279,258
Executive Officer of PG&E Energy
Services Corporation

P. Chrisman Iribe,                         1999     $350,000   $  330,750    $ 5,456         106,500       $ 44,214     $ 48,672
Senior Vice President of PG&E              1998      296,400      283,062      7,937          50,600         82,843       30,780
Corporation; President and Chief           1997      142,500      102,600      6,480          45,000         52,961       27,235
Operating Officer of PG&E Generating

Thomas B. King,(6)                         1999     $350,000   $  336,875    $12,049         100,000       $ 59,325     $ 76,487
Senior Vice President of PG&E              1998       29,167            0          0          50,000         93,627      200,000
Corporation; President and Chief
Operating Officer of PG&E Gas
Transmission

Gordon R. Smith,                           1999     $550,000   $  460,075    $10,054         122,500       $ 74,436     $ 25,360
Senior Vice President of PG&E              1998      425,000      410,338     16,328         126,400        173,662       19,735
Corporation; President and Chief           1997      327,917      102,743     12,718         133,500        145,644       15,366
Executive Officer of Pacific Gas and
Electric Company

Kent M. Harvey,                            1999     $245,000   $  185,551    $ 4,172          46,700       $ 36,654     $ 23,083
Senior Vice President, Chief Financial     1998      220,000      189,486      8,465          50,600         96,885        9,900
Officer, Controller, and Treasurer of      1997      185,000      134,047      8,250          14,500         92,709        8,325
Pacific Gas and Electric Company

James K. Randolph,                         1999     $290,000   $  221,850    $ 4,172          46,700       $ 36,654     $ 13,050
Senior Vice President and General          1998      260,000      213,174      8,465          50,600         96,885       11,700
Manager - Transmission, Distribution,      1997      220,000      104,564      8,700          30,000         92,709        9,919
and Customer Service of Pacific Gas
and Electric Company

Daniel D. Richard, Jr.,                    1999     $245,000   $  182,905    $ 4,304          53,300       $ 37,434     $  5,714
Senior Vice President, Public Affairs      1998      220,000      186,912      7,937          50,600         82,843        3,600
of Pacific Gas and Electric Company;       1997      192,500      130,160      6,480          14,500         52,988            0
Vice President, Governmental Relations
of PG&E Corporation

Gregory M. Rueger,                         1999     $290,000   $  222,633    $ 4,172          46,700       $ 36,654     $ 14,743
Senior Vice President and General          1998      278,000      230,684      8,993          50,600        110,926       13,260
Manager - Nuclear Power Generation of      1997      268,000      128,833     10,920          33,500        132,430       12,810
Pacific Gas and Electric Company

                           SUMMARY COMPENSATION TABLE
                                   CONTINUED



(1) Represents payments received or deferred from 1998 through 2000 for achievement of corporate and organizational objectives from 1997 through 1999, under the Short-Term Incentive Plan.



(2) Amounts reported consist of (i) reportable officer benefit allowances,
    (ii) payments of related taxes, and (iii) dividend equivalent payments on performance units under the Performance Unit Plan.



(3) Represents payments received or deferred in 2000, 1999, and 1998 for achievement of corporate performance objectives for the periods 1997 through 1999, 1996 through 1998, and 1995 through 1997, respectively, under the Performance Unit Plan.



(4) Amounts reported for 1999 consist of: (i) contributions to defined contribution retirement plans (Mr. Glynn $7,200, Mr. Gebhardt $16,000,
    Mr. Iribe $16,000, Mr. King $16,000, Mr. Smith $7,200, Mr. Harvey $7,200,
    Mr. Randolph $7,200, Mr. Richard $3,600, and Mr. Rueger $7,200),
    (ii) premiums on indemnity policies to secure the payment of benefits under the Supplemental Executive Retirement Plan and the Deferred Compensation Plan (Mr. Glynn $780, Mr. Smith $610, and Mr. Rueger $750),
    (iii) contributions received or deferred under excess benefit arrangements associated with defined contribution retirement plans (Mr. Glynn $28,800, Mr. Gebhardt $79,192, Mr. Iribe $32,672, Mr. King $19,000, Mr. Smith $17,550, Mr. Harvey $3,825, Mr. Randolph $5,850, Mr. Richard $1,913, and
    Mr. Rueger $5,850), (iv) above market interest on deferred compensation
    (Mr. Harvey $12,058, Mr. Richard $201, and Mr. Rueger $943), and
    (v) one-time payments, including relocation allowances (Mr. Gebhardt $17,040 and Mr. King $41,487).



(5) This amount includes $465,675 which was used by Mr. Glynn to purchase 123,324 stock options on March 1, 1999, under the Stock Option Purchase Program. These options have an exercise price of $31.4375 per share and expire on March 2, 2009.



(6) Mr. King was not employed by PG&E Corporation or Pacific Gas and Electric Company in 1997.

                           OPTION/SAR GRANTS IN 1999



[THIS TABLE SUMMARIZES THE DISTRIBUTION AND THE TERMS AND CONDITIONS OF STOCK OPTIONS GRANTED TO THE EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE DURING THE PAST YEAR.]



                                                                                                         GRANT
                                         INDIVIDUAL GRANTS                                             DATE VALUE
---------------------------------------------------------------------------------------------------   ------------
(A)                      (B)                        (C)                    (D)           (E)          (F)
                                                    % OF TOTAL
                         NUMBER OF SECURITIES       OPTIONS/SARS           EXERCISE OR                GRANT DATE
                         UNDERLYING OPTIONS/SARS    GRANTED TO             BASE PRICE    EXPIRATION   PRESENT
NAME                     GRANTED (#)(1)(2)          EMPLOYEES IN 1999(2)   ($/SH)(3)     DATE(4)      VALUE ($)(5)
Robert D. Glynn, Jr.             300,000                    4.26%           $30.9375     01-05-2009    $1,257,000

Scott W. Gebhardt                122,500                    1.74%           $30.9375     01-05-2009    $  513,275

P. Chrisman Iribe                106,500                    1.51%           $30.9375     01-05-2009    $  446,235

Thomas B. King                   100,000                    1.42%           $30.9375     01-05-2009    $  419,000

Gordon R. Smith                  122,500                    1.74%           $30.9375     01-05-2009    $  513,275

Kent M. Harvey                    46,700                     .66%           $30.9375     01-05-2009    $  195,673

James K. Randolph                 46,700                     .66%           $30.9375     01-05-2009    $  195,673

Daniel D.
Richard, Jr.                      53,300                     .76%           $30.9375     01-05-2009    $  223,327

Gregory M. Rueger                 46,700                     .66%           $30.9375     01-05-2009    $  195,673



(1) All options granted to executive officers in 1999 are exercisable as follows: one-third of the options may be exercised on or after the second anniversary of the date of grant, two-thirds on or after the third anniversary, and 100 percent on or after the fourth anniversary, provided that options will vest immediately upon the occurrence of certain events. No options were accompanied by tandem dividend equivalents.



(2) No stock appreciation rights (SARs) have been granted since 1991.



(3) The exercise price is equal to the closing price of PG&E Corporation common stock on the date of grant.



(4) All options granted to executive officers in 1999 expire 10 years and one day from the date of grant, subject to earlier expiration in the event of the officer's termination of employment with PG&E Corporation, Pacific Gas and Electric Company, or one of their respective subsidiaries.



(5) Estimated present values are based on the Black-Scholes Model, a mathematical formula used to value options traded on stock exchanges. The Black-Scholes Model considers a number of factors, including the expected volatility and dividend rate of the stock, interest rates, and time of exercise of the option. The following assumptions were used in applying the Black-Scholes Model to the 1999 option grants shown in the table above: volatility of 16.79%, risk-free rate of return of 4.64%, dividend yield of $1.20 (the annual dividend rate on the grant date), and an exercise date five years after the date of grant. The ultimate value of the options will depend on the future market price of PG&E Corporation common stock, which cannot be forecast with reasonable accuracy. That value will depend on the future success achieved by employees for the benefit of all shareholders. The estimated grant date present value for the options shown in the table was $4.19 per share.

     AGGREGATED OPTION/SAR EXERCISES IN 1999 AND YEAR-END OPTION/SAR VALUES



[THIS TABLE SUMMARIZES EXERCISES OF STOCK OPTIONS AND TANDEM STOCK APPRECIATION RIGHTS (GRANTED IN PRIOR YEARS) BY THE EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE DURING THE PAST YEAR, AS WELL AS THE NUMBER AND VALUE OF ALL UNEXERCISED OPTIONS HELD BY SUCH NAMED EXECUTIVE OFFICERS AT THE END OF 1999.]



(A)                      (B)                (C)              (D)                      (E)
                                                             NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED   IN-THE-MONEY
                                                             OPTIONS/SARS AT          OPTIONS/SARS AT
                         SHARES ACQUIRED                     END OF 1999 (#)          END OF 1999 ($)(1)
                         ON EXERCISE        VALUE REALIZED   (EXERCISABLE/            (EXERCISABLE/
NAME                     (#)                ($)              UNEXERCISABLE)           UNEXERCISABLE)
Robert D. Glynn, Jr.               0           $      0         153,834/852,990              $0/$0

Scott W. Gebhardt                  0                  0          49,501/347,899               0/ 0

P. Chrisman Iribe                  0                  0          15,000/187,100               0/ 0

Thomas B. King                     0                  0               0/150,000               0/ 0

Gordon R. Smith                    0                  0          85,169/345,731               0/ 0

Kent M. Harvey                     0                  0           9,334/108,466               0/ 0

James K. Randolph             12,000            120,355          19,834/118,799               0/ 0

Daniel D.
Richard, Jr.                       0                  0           4,834/113,566               0/ 0

Gregory M. Rueger              5,334             57,674          31,167/127,465               0/ 0



(1) Based on the difference between the option exercise price (without reduction for the amount of accrued dividend equivalents, if any) and a fair market value of $20.50, which was the closing price of PG&E Corporation common stock on December 31, 1999.

                  LONG-TERM INCENTIVE PROGRAM--AWARDS IN 1999



[THIS TABLE SUMMARIZES THE LONG-TERM INCENTIVE AWARDS MADE TO THE EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE DURING THE PAST YEAR.]



                                                                           ESTIMATED FUTURE PAYOUTS UNDER
                                           AWARDS                            NON-STOCK PRICE-BASED PLANS
                         ------------------------------------------   -----------------------------------------
(A)                      (B)                       (C)                (D)           (E)            (F)
                                                   PERFORMANCE OR
                                                   OTHER PERIOD
                         NUMBER OF SHARES,         UNTIL MATURATION   THRESHOLD     TARGET         MAXIMUM
NAME                     UNITS, OR OTHER RIGHTS    OR PAYOUT          ($ OR #)(3)   ($ OR #)(3)    ($ OR #)(3)
Robert D. Glynn, Jr.     20,000(1)                 3 years            0 units       20,000 units   40,000 units
                         18,485(2)                 3 years

Scott W. Gebhardt        10,800(1)                 3 years            0 units       10,800 units   21,600 units
                          6,593(2)                 3 years

P. Chrisman Iribe         6,800(1)                 3 years            0 units        6,800 units   13,600 units

Thomas B. King           11,000(1)                 3 years            0 units       11,000 units   22,000 units

Gordon R. Smith          10,800(1)                 3 years            0 units       10,800 units   21,600 units
                          1,899(2)                 3 years

Kent M. Harvey            4,125(1)                 3 years            0 units        4,125 units    8,250 units

James K. Randolph         4,125(1)                 3 years            0 units        4,125 units    8,250 units

Daniel D.                 4,400(1)                 3 years            0 units        4,400 units    8,800 units
Richard, Jr.

Gregory M. Rueger         4,125(1)                 3 years            0 units        4,125 units    8,250 units


(1) Represents performance units granted under the Performance Unit Plan. The units vest one-third in each of the three years following the grant year, and are earned over the vesting period based on PG&E Corporation's three-year total annual shareholder return (dividends plus stock price appreciation) as compared with that achieved by the 49 other largest domestic energy utilities. This performance target may be adjusted during the vesting period, at the sole discretion of the Nominating and Compensation Committee, to reflect extraordinary events beyond management's control. In determining PG&E Corporation's total annual shareholder return relative to the 49 other utilities, third-year performance is weighted at 60 percent, second-year performance at 25 percent, and first-year performance at 15 percent. Each time a cash dividend is declared on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of units held by a recipient will be accrued on behalf of the recipient and, at the end of the year, the amount of accrued dividend equivalents will be increased or decreased by the same percentage used to increase or decrease the recipient's number of vested performance units for the year.



(2) Represents common stock equivalents called Special Incentive Stock Ownership Premiums (SISOPs) earned under the Executive Stock Ownership Program. SISOPs are earned by eligible officers who achieve and maintain minimum PG&E Corporation common stock ownership levels as set by the Nominating and Compensation Committee. Of the officers named in the Summary Compensation Table on page 30, only Messrs. Glynn, Gebhardt, Iribe, King, and Smith are eligible officers. Each SISOP represents a share of PG&E Corporation common stock, which vests at the end of three years. Units can be forfeited prior to vesting if an eligible officer fails to maintain his minimum stock ownership level. Upon retirement or termination, vested SISOPs are distributed in the form of an equivalent number of shares of PG&E Corporation common stock.



(3) Payments are determined by multiplying the number of units earned in a given year by the average market price of PG&E Corporation common stock for the last 30 calendar day period of the year.



                              RETIREMENT BENEFITS



    PG&E Corporation and Pacific Gas and Electric Company provide retirement benefits to some of the executive officers named in the Summary Compensation Table on page 30. During 1999, the benefit formula for eligible executive officers was 1.6 percent of the average of the three highest combined salary and annual incentive awards during the last 10 years of service multiplied by years of credited service. Effective January 1, 2000, the multiplier was increased from 1.6 percent to 1.7 percent. As of December 31, 1999, the estimated annual retirement benefits for the most highly compensated executive officers, assuming credited service to age 65, are as follows: Mr. Glynn $451,080, Mr. Smith $454,472, Mr. Harvey $233,609, Mr. Randolph $254,013, Mr. Richard $103,548, and
Mr. Rueger $309,605. The amounts shown are single life annuity benefits and would not be subject to any Social Security offsets.

           TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL PROVISIONS

    The PG&E Corporation Officer Severance Policy, which covers most officers of PG&E Corporation and its subsidiaries, including the executive officers named in the Summary Compensation Table, provides benefits if a covered officer is terminated without cause. In most situations, benefits under the policy include
(i) a lump sum payment of one and one-half or two times annual base salary and target Short-Term Incentive Plan award (the applicable severance multiple being dependent on an officer's level), (ii) continued vesting of equity-based awards for 18 months or two years after termination (depending on the applicable severance multiple), (iii) accelerated vesting of up to two-thirds of the common stock equivalents awarded under the Executive Stock Ownership Program (depending on an officer's level), and (iv) payment of health care insurance premiums for 18 months or two years after termination (depending on the applicable severance multiple). In lieu of all or a portion of the lump sum payment, a terminated officer who is covered by PG&E Corporation's Supplemental Executive Retirement Plan can elect additional years of service and/or age for purposes of calculating pension benefits. Effective July 21, 1999, the policy was amended to provide covered officers with alternative benefits that apply upon actual or constructive termination following a change in control or potential change in control. According to the policy, a "change in control" occurs upon (i) the acquisition of 20 percent or more of the Corporation's outstanding voting securities by a single entity or person, (ii) a change in the directors who constitute a majority of the Board of Directors over a two-year period, unless the new directors were nominated by at least two-thirds of the Board of Directors who were directors at the beginning of the two-year period, or
(iii) shareholder approval of certain corporate transactions. Constructive termination includes certain changes to a covered officer's responsibilities. In the event of a change in control or potential change in control, the policy provides for a lump payment of the sum of (i) unpaid base salary earned through the termination date, (ii) target Short-Term Incentive Plan award calculated for the fiscal year in which termination occurs ("Target Bonus"), (iii) any accrued but unpaid vacation pay, and (iv) three times the sum of Target Bonus and the officer's annual base salary in effect immediately before either the date of termination or the change in control, whichever base salary is greater. Change in control termination benefits also include reimbursement of excise taxes levied upon the severance benefit pursuant to Internal Revenue Code
Section 4999.


    The Long-Term Incentive Program (LTIP) permits the grant of various types of stock-based incentive awards, including awards granted under the Stock Option Plan, the Performance Unit Plan, and the Non-Employee Director Stock Incentive Plan. The LTIP and the component plans provide that, upon the occurrence of a change in control, (1) any time periods relating to the exercise or realization of any incentive award (including common stock equivalents awarded under the Executive Stock Ownership Program) will be accelerated so that such award may be exercised or realized in full immediately upon the change in control, (2) all shares of restricted stock will immediately cease to be forfeitable, and
(3) all conditions relating to the realization of any stock-based award will terminate immediately. Under the LTIP, a "change in control" will be deemed to have occurred if any of the following occurs: (1) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any benefit plan for employees or any trustee, agent, or other fiduciary for any such plan acting in such person's capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of PG&E Corporation representing 20 percent or more of the combined voting power of PG&E Corporation's then outstanding securities, (2) during any two consecutive years, individuals who at the beginning of such a period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election, or the nomination for election by the shareholders of the Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (3) the shareholders of the Corporation shall have approved (i) any consolidation or merger of the Corporation other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent of such surviving entity) at least
70 percent of the combined voting power of the Corporation, such surviving entity, or the parent of such surviving entity outstanding immediately after the merger or consolidation, (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or (iii) any plan or proposal for the liquidation or dissolution of the Corporation. For purposes of this definition, the term "combined voting power" means the combined voting power of the then outstanding voting securities of the Corporation or the other relevant entity.

        COMPARISON OF THREE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN(1)

[THIS GRAPH COMPARES THE CUMULATIVE TOTAL RETURN ON PG&E CORPORATION COMMON STOCK (EQUAL TO DIVIDENDS PLUS STOCK PRICE APPRECIATION) DURING THE PAST THREE FISCAL YEARS, SINCE PG&E CORPORATION WAS FORMED, WITH THAT OF THE STANDARD & POOR'S 500 STOCK INDEX AND THE DOW JONES UTILITIES INDEX.]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      COMPARISON OF THREE - YEAR CUMULATIVE TOTAL RETURNS
                                         PG&E Corporation  Dow Jones Utilities Index  S&P 500 Index
1996                                              $100                        $100            $100
1997                                              $151                        $123            $133
1998                                              $163                        $146            $171
1999                                              $111                        $138            $208

(1) Assumes $100 invested on December 31, 1996, in Pacific Gas and Electric Company common stock, the Standard & Poor's 500 Stock Index, and the Dow Jones Utilities Index, and assumes quarterly reinvestment of dividends. The total shareholder returns shown are not necessarily indicative of future returns. PG&E Corporation was formed on January 1, 1997, and, on that date, all outstanding shares of Pacific Gas and Electric Company common stock were converted on a one-for-one basis to shares of PG&E Corporation common stock.

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN(1)

[THIS GRAPH COMPARES THE CUMULATIVE TOTAL RETURN ON PG&E CORPORATION COMMON STOCK (EQUAL TO DIVIDENDS PLUS STOCK PRICE APPRECIATION) DURING THE PAST FIVE FISCAL YEARS WITH THAT OF THE STANDARD & POOR'S 500 STOCK INDEX AND THE DOW JONES UTILITIES INDEX.]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        PG&E CORPORATION
      COMPARISON OF FIVE - YEAR CUMULATIVE TOTAL RETURNS
                                          PG&E Corporation  Dow Jones Utilities Index (DJUI)  S&P 500 Index
1994                                               $100                           $100          $100
1995                                               $125                           $132          $138
1996                                               $100                           $144          $169
1997                                               $151                           $178          $226
1998                                               $163                           $211          $290
1999                                               $111                           $199          $351


(1) Assumes $100 invested on December 31, 1994, in Pacific Gas and Electric Company common stock, the Standard & Poor's 500 Stock Index, and the Dow Jones Utilities Index, and assumes quarterly reinvestment of dividends. The total shareholder returns shown are not necessarily indicative of future returns. PG&E Corporation was formed on January 1, 1997, and, on that date, all outstanding shares of Pacific Gas and Electric Company common stock were converted on a one-for-one basis to shares of PG&E Corporation common stock.

--------------------------------------------------------------------------------
                               Other Information

PRINCIPAL SHAREHOLDERS

    The following table presents certain information regarding shareholders who are known to PG&E Corporation or Pacific Gas and Electric Company to be the beneficial owners of more than 5 percent of any class of voting securities of PG&E Corporation or Pacific Gas and Electric Company as of January 31, 2000:

                                    NAME AND ADDRESS OF            AMOUNT AND NATURE OF    PERCENT
     CLASS OF STOCK                  BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   OF CLASS
Pacific Gas and            PG&E Corporation(1)                         326,926,667          100.00%
Electric Company           One Market, Spear Tower, Suite 2400
common stock               San Francisco, CA 94105

PG&E Corporation           State Street Bank and                        27,736,370            7.68%
common stock               Trust Company(2)
                           225 Franklin Street
                           Boston, MA 02110

PG&E Corporation           Sanford C. Bernstein & Co., Inc.(3)          18,300,743            5.07%
common stock               767 Fifth Avenue
                           New York, NY 10153

(1) As a result of the formation of the holding company on January 1, 1997, PG&E Corporation became the holder of all issued and outstanding shares of Pacific Gas and Electric Company common stock. As of January 31, 2000, PG&E Corporation and a subsidiary hold 100% of the issued and outstanding shares of Pacific Gas and Electric Company common stock.

(2) The information relating to State Street Bank and Trust Company is based on beneficial ownership as of December 31, 1999, as reported in a
    Schedule 13G, dated February 9, 2000, filed with the Securities and Exchange Commission. The bank holds 21,184,854 shares in its capacity as Trustee of the Pacific Gas and Electric Company Saving Fund Plan. The Trustee may not vote these shares in the absence of voting instructions from the Plan participants. The bank also holds 6,551,516 shares of PG&E Corporation common stock in various other fiduciary capacities. The bank has sole voting power with respect to 5,977,799 of these shares, shared voting power with respect to 12,747 of these shares, sole investment power with respect to 6,534,151 of these shares, and shared investment power with respect to 17,365 of these shares.

(3) The information relating to Sanford C. Bernstein & Co., Inc. is based on beneficial ownership as of December 31, 1999, as reported in a
    Schedule 13G, dated February 9, 2000, filed with the Securities and Exchange Commission. Sanford C. Bernstein & Co. Inc. has sole voting power with respect to 10,028,234 of these shares, shared voting power with respect to 1,614,133 of these shares, and sole investment power with respect to all 18,300,743 of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    In accordance with Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations, PG&E Corporation's and Pacific Gas and Electric Company's respective directors, certain officers, and persons who own greater than 10 percent of PG&E Corporation's or Pacific Gas and Electric Company's equity securities are required to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission and the principal national securities exchange on which such equity securities are registered, and to furnish PG&E Corporation or Pacific Gas and Electric Company (as the case may be) with copies of all such reports they file.


    Based solely on its review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and Pacific Gas and Electric Company believe that during 1999 all filing requirements applicable to their directors, officers, and 10 percent shareholders were satisfied, except as follows: a late Form 4 was filed for Thomas B. King regarding a purchase of shares in October 1999.

VOTING ON THE INTERNET OR BY TELEPHONE

    For your convenience, you may have the option of executing and submitting your proxy and voting instructions over the Internet or by telephone. The Internet and telephone voting procedures which have been made available by PG&E Corporation and Pacific Gas and Electric Company are designed to authenticate shareholders' identities, to allow shareholders to submit their proxies and voting instructions, and to confirm that shareholders' instructions have been recorded properly. Your proxy and voting instructions will be recorded as if you submitted your proxy and voting instructions by mail. PG&E Corporation and Pacific Gas and Electric Company have been advised by counsel that these Internet and telephone voting procedures are consistent with the requirements of California law.

    Please note that there are separate Internet and telephone voting arrangements depending upon whether (1) your shares are registered in your name directly with PG&E Corporation and/or Pacific Gas and Electric Company (including shares held by participants in the PG&E Corporation Dividend Reinvestment Plan), or you are a participant who holds PG&E Corporation stock in any of the defined contribution retirement plans maintained by PG&E Corporation or any of its subsidiaries, or (2) your shares are held in an account at a brokerage firm or bank.

       FOR SHARES REGISTERED IN THE NAME OF A SHAREHOLDER DIRECTLY WITH PG&E CORPORATION AND/OR PACIFIC GAS AND ELECTRIC COMPANY
       (INCLUDING SHARES HELD IN THE PG&E CORPORATION DIVIDEND
       REINVESTMENT PLAN), AND FOR PARTICIPANTS WHO HOLD PG&E CORPORATION STOCK IN ANY OF THE DEFINED CONTRIBUTION RETIREMENT PLANS
       MAINTAINED BY PG&E CORPORATION OR ANY OF ITS SUBSIDIARIES:

       Holders of such shares may submit their proxies and voting instructions anytime, 24 hours a day, 7 days a week, over the Internet at the following address on the World Wide Web:

                           http://www.eproxy.com/pcg/

       or by using a touch-tone telephone and calling the following toll-free number from anywhere in the United States or Canada:


                                 1-800-435-6710


       FOR SHARES HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK:

       A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers Internet and telephone voting options. (This program is different from the program described above for shares registered in the name of a shareholder directly with PG&E Corporation and/or Pacific Gas and Electric Company or for participants who hold PG&E Corporation stock in any of the defined contribution retirement plans maintained by PG&E Corporation or any of its subsidiaries.) For shares held in an account at a participating brokerage firm or bank, shareholders may submit their voting instructions anytime, 24 hours a day, 7 days a week, over the Internet at the following address on the World Wide Web:

                            http://www.proxyvote.com

       or by using a touch-tone telephone and calling, from anywhere in the United States, the toll-free telephone number shown on the voting instruction form.


    Shareholders submitting proxies and voting instructions over the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder. There are no charges to shareholders who use the telephone voting procedures.



    Proxies submitted over the Internet or by telephone must be received by 4:00 p.m., Eastern time, on Tuesday, April 18, 2000. Participants who hold PG&E Corporation stock in any of the defined contribution retirement plans maintained by PG&E Corporation or any of its subsidiaries, and other beneficial owners should consult their voting instruction forms for relevant Internet and telephone voting deadlines. SHAREHOLDERS SUBMITTING PROXIES AND VOTING INSTRUCTIONS OVER THE INTERNET OR BY TELEPHONE SHOULD NOT MAIL THE PROXY VOTING INSTRUCTION FORM.

ANNUAL REPORT



    PG&E Corporation's and Pacific Gas and Electric Company's joint 1999 annual report to shareholders, including financial statements, accompanies this Joint Proxy Statement.


METHOD AND COST OF SOLICITING PROXIES

    PG&E Corporation and Pacific Gas and Electric Company intend to solicit proxies principally by mail. Proxies also may be solicited by personal contact, telephone, or other means by officers and other employees of PG&E Corporation or Pacific Gas and Electric Company. PG&E Corporation and Pacific Gas and Electric Company have retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated fee of $11,500 plus reimbursement of reasonable expenses. In addition, brokers, banks, and other fiduciaries and nominees will be reimbursed for the reasonable expenses of forwarding the Joint Proxy Statement and other proxy materials to beneficial owners of PG&E Corporation and Pacific Gas and Electric Company stock. The entire cost of soliciting proxies will be paid by PG&E Corporation and Pacific Gas and Electric Company.

    PG&E Corporation and Pacific Gas and Electric Company also have retained ChaseMellon Shareholder Services, L.L.C., to act as the independent tabulator of proxies and as the independent inspector of election at the annual meetings.

PROPOSALS BY SHAREHOLDERS - 2001

    Any proposal by a shareholder to be submitted for possible inclusion in proxy soliciting materials for the annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company (as may be applicable depending on whether the matter relates to PG&E Corporation or Pacific Gas and Electric Company, or both) to be held in 2001 must be received by the Vice President and Corporate Secretary after April 19, 2000, but no later than November 13, 2000.


    The Corporation's Bylaws provide that any shareholder wishing to make a nomination for director or wishing to introduce any business at the annual meeting of shareholders to be held in 2001 must provide timely and proper written notice of the matter, in the manner described in the Bylaws. To be timely, the shareholder's written notice must be received at the principal executive office of the Corporation no later than January 27, 2001. However, if the 2001 annual meeting is scheduled for a date that differs by more than 30 days from the anniversary date of the 2000 annual meeting, the shareholder's notice must be received no later than the tenth day following the date on which the Corporation publicly discloses the date of the 2001 annual meeting. In most circumstances, the holders of proxies solicited by the PG&E Corporation Board of Directors will have discretionary authority to vote on shareholder proposals and shareholder nominations that have been timely submitted to the Corporation, provided that the Corporation describes the matter in its proxy statement and states how the Corporation intends to vote on such matters. Shareholder proposals and shareholder nominations received after the deadline will not be considered at the annual meeting. Shareholders may obtain a copy of the Bylaws discussed above from the Corporation's reports filed with the Securities and Exchange Commission (SEC) which are available through the Corporation's web site at www.pgecorp.com or by writing to PG&E Corporation's Office of the Corporate Secretary.



    The Bylaws of Pacific Gas and Electric Company do not contain any requirement for shareholders to provide advance notice of proposals or nominations they intend to present at the annual meeting. In most circumstances, the holders of proxies solicited by the Board of Directors of Pacific Gas and Electric Company will have discretionary authority to vote on shareholder proposals and nominations that have been timely submitted to the company, provided that the company describes the matters in its proxy statement and states how the company intends to vote on such matters. To be timely submitted, shareholder proposals and nominations must be provided to the Vice President and Corporate Secretary of Pacific Gas and Electric Company no later than
January 27, 2001. However, if the date of the 2001 annual meeting is changed more than 30 days from the anniversary date of the 2000 annual meeting, a shareholder matter will be timely submitted if Pacific Gas and Electric Company receives notice of the matter a reasonable time before the company mails its 2001 proxy materials. For shareholder proposals and nominations submitted after the deadline, the proxyholders will have discretionary voting authority with respect to such matters to the extent permitted by applicable SEC rules.

OTHER MATTERS

    Management does not know of any matter to be acted upon at the meetings other than the matters described above. However, if any other matter should properly come before the annual meetings, the proxyholders named in the enclosed proxy will vote the shares for which they hold proxies at their discretion.

                                     By Order of the Boards of Directors of
                                     PG&E Corporation and Pacific Gas and
                                     Electric Company,

                                     /s/ Leslie H. Everett

                                     Leslie H. Everett
                                     Vice President and Corporate Secretary,
                                     PG&E Corporation
                                     and Pacific Gas and Electric Company

                             YOUR VOTE IS IMPORTANT.
IF YOU ARE NOT EXECUTING AND SUBMITTING YOUR PROXY AND VOTING INSTRUCTIONS OVER
                                THE INTERNET OR
BY TELEPHONE, PLEASE MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY FORM AS SOON
                                  AS POSSIBLE.

    AT THE ANNUAL MEETINGS OF SHAREHOLDERS, REAL-TIME CAPTIONING SERVICES AND ASSISTIVE LISTENING DEVICES WILL BE AVAILABLE FOR THE HEARING IMPAIRED. PLEASE CONTACT AN USHER AT THE MEETING IF YOU WISH TO BE SEATED IN THE REAL- TIME CAPTIONING SECTION OR ASK A REPRESENTATIVE AT THE SHAREHOLDER REGISTRATION DESK TO USE AN ASSISTIVE LISTENING DEVICE.

    FOR SHAREHOLDERS WITH IMPAIRED VISION, AUDIO CASSETTE RECORDINGS OF THE MEETINGS WILL BE AVAILABLE WITHOUT CHARGE. PLEASE CONTACT THE OFFICE OF THE VICE PRESIDENT AND CORPORATE SECRETARY, ONE MARKET, SPEAR TOWER, SUITE 2400, SAN FRANCISCO, CA 94105 OR CALL (415) 267-7070.

--------------------------------------------------------------------------------

                                   APPENDIX A
                       RESTATED ARTICLES OF INCORPORATION
                              OF PG&E CORPORATION
                                 ARTICLE EIGHTH

    EIGHTH:

    I. The affirmative vote of the holders of not less than a majority of the outstanding shares of "Voting Stock" (as hereinafter defined) shall be required to implement or effect any "Business Combination" (as hereinafter defined) involving the Corporation or any "Subsidiary" (as hereinafter defined) of the Corporation and any "Related Person" (as hereinafter defined), or any "Affiliate" or "Associate" (as hereinafter defined) of a Related Person, notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise. In addition, the provisions of either subparagraph (1) or (2) must be satisfied:

    (1) The Business Combination shall have been approved by the Board of Directors without counting the vote of any director who is not a "Disinterested Director" (as hereinafter defined); or

    (2) All of the following conditions are met:

        (i) The cash or "Fair Market Value" (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Combination Date") of the property, securities or other consideration to be received per share by holders of a particular class or series of capital stock, as the case may be, of the Corporation in the Business Combination is not less than the highest of:

           (a) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person in acquiring beneficial ownership of any of its holdings of such class or series of capital stock of the Corporation (A) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (B) in the transaction or series of transactions in which the Related Person became a Related Person, whichever is higher; or

           (b) the highest Fair Market Value per share of the shares of capital stock being acquired in the Business Combination as of any date within the one-year period preceding: (A) the Announcement Date or (B) the date on which the Related Person became a Related Person, whichever is higher; or

           (c) in the case of Common Stock, the highest per share book value of the Common Stock as reported at the end of the three fiscal quarters which preceded the Announcement Date, and in the case of Preferred Stock the highest preferential amount per share to which the holders of shares of such class or series of Preferred Stock would be entitled as of the Combination Date in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

        The provisions of this paragraph I(2)(i) shall be required to be met with respect to every class or series of outstanding capital stock, whether or not the Related Person has previously acquired any shares of a particular class or series of capital stock. In all of the above instances, appropriate adjustments shall be made for recapitalizations and for stock dividends, stock splits and like distributions; and

        (ii) The consideration to be received by holders of a particular class or series of capital stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of stock. If the consideration so paid for any such shares varied as to form, the form of consideration for such shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and

        (iii) After such Related Person has become a Related Person and prior to the consummation of such Business Combination: (a) except as approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock;

    (b) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) except as approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director, and
    (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director; and
    (c) such Related Person shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person; and

        (iv) After such Related Person has become a Related Person, the Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

        (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any provisions subsequently replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

    II.  For purpose of this Article EIGHTH:

    (1) The term "Business Combination" shall mean any (i) merger or consolidation of the Corporation or a Subsidiary with a Related Person or any other person which is or after such merger or consolidation would be an Affiliate or Associate of a Related Person; (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition or guarantee (in one transaction or a series of transactions) to or with or for the benefit of any Related Person or any Affiliate or Associate of any Related Person, of any assets of the Corporation or of a Subsidiary having an aggregate Fair Market Value of $100 million or more; (iii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), to the Corporation or a Subsidiary of any assets of a Related Person or any Affiliate or Associate of any Related Person having an aggregate Fair Market Value of $100 million or more; (iv) issuance, pledge or transfer of securities of the Corporation or a Subsidiary (in one transaction or a series of transactions) to or with a Related Person or any Affiliate or Associate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $100 million or more;
(v) reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction that would have the effect, either directly or indirectly, of increasing the voting power or the proportionate share of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Related Person or any Affiliate or Associate of any Related Person; and (vi) any merger or consolidation of the Corporation with any of its Subsidiaries after which the provisions of this Article EIGHTH of the Articles of Incorporation shall not be contained in the Articles of Incorporation of the surviving entity.

    (2) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Corporation.

    (3) The term "Related Person" shall mean any person (other than the Corporation, or any Subsidiary and other than any dividend reinvestment plan or profit-sharing, employee stock ownership or other employee benefit or savings plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

        (i) is the beneficial owner (as hereinafter defined) of five percent (5%) or more of the Voting Stock;

        (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of five percent (5%) or more of the then outstanding Voting Stock; or

        (iii) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    (4) A person shall be a "beneficial owner" of any Voting Stock:

        (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

        (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

        (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

    (5) For the purposes of determining whether a person is a Related Person pursuant to subparagraph (3) of this paragraph II, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (4) of this paragraph II but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    (6) The term "Affiliate," used to indicate a relationship with a specified person, shall mean a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. The term "Associate," used to indicate a relationship with a specified person, shall mean (i) any person (other than the Corporation or a Subsidiary) of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Corporation or any Subsidiary, and (iv) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the Corporation or a Subsidiary).

    (7) The term "Subsidiary" means any corporation or other entity of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in subparagraph (3) of this paragraph II, the term "Subsidiary" shall mean only a corporation of which a majority of the outstanding shares of capital stock of such corporation entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation or, in the case of other entities, the Corporation has the direct or indirect contractual power to designate a majority of the individuals or representatives exercising functions similar to those exercised by directors of a corporation, or the Corporation has the power to approve a transaction which would otherwise be a Business Combination involving such entity.

    (8) The term "Disinterested Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person involved in a proposed Business Combination and was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor of a Disinterested Director, while such successor is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person and is recommended or elected to succeed a Disinterested Director by the Board of Directors without counting the vote of any director who is not a Disinterested Director.

    (9) For the purposes of paragraph I(2)(i) of this Article EIGHTH, the term "other consideration to be received" shall include, without limitation, capital stock retained by the shareholders.

    (10) The term "Voting Stock" shall mean all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares voting together as one class.

    (11) The term "Fair Market Value" means: (i) in case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such stock exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by the Board of Directors without counting the vote of any director who is not a Disinterested Director; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by the Board of Directors without counting the vote of any director who is not a Disinterested Director.

    (12) A Related Person shall be deemed to have acquired a share of Voting Stock at the time when such Related Person became the beneficial owner thereof. If the Board of Directors without counting the vote of any director who is not a Disinterested Director is not able to determine the price at which a Related Person has acquired a share of Voting Stock, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the Related Person becomes the beneficial owner thereof. With respect to shares owned by Affiliates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price deemed to be paid therefor by such Related Person shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other person, or, if such price is not determinable by the Board of Directors without counting the vote of any director who is not a Disinterested Director, the Fair Market Value of the shares in question at the time when the Affiliate, Associate, or other such person became the beneficial owner thereof.

    III. The fact that any Business Combination complies with the provisions of paragraph I(2) of this Article EIGHTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

    IV. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry and in accordance with the terms of this Article EIGHTH, whether a person is a Related Person and whether a director is a Disinterested Director. Once the Board of Directors has made a determination pursuant to the preceding sentence that a person is a Related Person, the Board of Directors of the Corporation, without counting the vote of any director who is not a Disinterested Director with respect to such Related Person, shall have the power and duty to interpret all of the terms and provisions of this Article EIGHTH and to determine on the basis of the information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article EIGHTH including, without limitation,
(1) the number of shares of Voting Stock beneficially owned by any person,
(2) whether a person is an Affiliate or Associate of another, (3) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary of the Corporation in any Business Combination has, an aggregate Fair Market Value of $100 million or more, and (4) whether all of the applicable conditions set forth in paragraph I(2) of this Article EIGHTH have been met with respect to any Business Combination. Any determination pursuant to this Article EIGHTH made in good faith shall be binding and conclusive on all parties.

    V. The directors of the Corporation, when evaluating any proposal or offer which would involve a Business Combination or the merger or consolidation of the Corporation or any of its Subsidiaries with another corporation, the sale of all or substantially all of the assets of the Corporation or any of its Subsidiaries, a tender offer or exchange offer for any capital stock of the Corporation or any of its Subsidiaries or any similar transaction shall give due consideration to all factors they may consider relevant. Such factors may include, without limitation, (a) the adequacy, both in amount and form, of the consideration offered in relation not only to the current market price of the Corporation's outstanding securities, but also the current value of the Corporation in a freely negotiated transaction with other potential acquirers and the Board's estimate of the Corporation's future value (including the unrealized value of its properties, assets and prospects) as an independent going concern, (b) the financial and managerial resources and future prospects of the acquirer, and (c) the legal, economic, environmental, regulatory and social effects of the proposed transaction on the Corporation's and its Subsidiaries' employees, customers, suppliers and other affected persons and entities and on the communities and geographic areas in which the Corporation and its Subsidiaries provide utility service or are located, and in particular, the effect on the Corporation's and its Subsidiaries' ability to safely and reliably meet any public utility obligations at reasonable rates.

    VI. Nothing herein shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

                                     Printed with soybean ink on recycled/recyclable
            [RECYCLED PAPER LOGO]    paper.

[LOGO] PACIFIC GAS AND ELECTRIC COMPANY TM

YOUR PROXY IS SOLICITED BY THE PACIFIC GAS AND ELECTRIC COMPANY BOARD OF DIRECTORS. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN ON THE REVERSE SIDE OF THIS PROXY CARD, THE DESIGNATED PROXIES WILL VOTE THE PACIFIC GAS AND ELECTRIC COMPANY SHARES FOR WHICH THEY HOLD PROXIES FOR ITEMS 1 AND 2.

The undersigned hereby appoints Robert D. Glynn, Jr., Gordon R. Smith, and Leslie H. Everett, or any of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of Pacific Gas and Electric Company, to be held at 200 Boylston Street, Boston, Massachusetts, on Wednesday, April 19, 2000, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card and upon all motions and resolutions which may properly be presented for consideration at said meeting.

(CONTINUED, AND TO BE MARKED, DATED, AND SIGNED ON THE REVERSE SIDE.)

As an alternative to completing and mailing this proxy card, you may execute and submit your proxy and voting instructions over the Internet at HTTP://WWW.EPROXY.COM/PCG/ or by touch-tone telephone at 1-800-435-6710 (from anywhere in the United States or Canada). These Internet and telephone voting procedures comply with California law.

--------------------------------------------------------------------------------
- IF YOU ARE NOT SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, PLEASE DETACH HERE AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE. -

[LOGO] PACIFIC GAS AND ELECTRIC COMPANY TM

ANNUAL MEETING OF SHAREHOLDERS

To be held at:

Four Seasons Hotel - Boston
200 Boylston Street
Boston, Massachusetts

April 19, 2000, at 10:00 a.m.


         - PLEASE USE THE ATTACHED TICKET TO ATTEND THE PACIFIC GAS AND
     ELECTRIC COMPANY ANNUAL MEETING, OR YOU MAY REGISTER AT THE MEETING. -
--------------------------------------------------------------------------------
Note: Cellular telephones, cameras, tape recorders, etc., will not be allowed in the meeting room during the annual meeting, other than for Pacific Gas and Electric Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc., will be subject to inspection as you enter the meeting. We regret any inconvenience this may cause you.

Real-time captioning services and assistive listening devices will be available at the meeting for shareholders with impaired hearing. Please contact an usher at the meeting if you wish to be seated in the real-time captioning section, or request an assistive listening device from a representative at the shareholder registration desk.

YOUR PROXY IS SOLICITED BY THE PACIFIC GAS AND ELECTRIC COMPANY BOARD OF DIRECTORS. PACIFIC GAS AND ELECTRIC COMPANY DIRECTORS RECOMMEND A VOTE FOR ITEMS 1 AND 2.

                                                              Please mark
                                                              your votes as  /X/
                                                              indicated in
                                                              this example

                                            FOR           WITHHOLD
                                            ALL           FOR ALL

ITEM 1.  ELECTION OF DIRECTORS             /  /            /  /

NOMINEES ARE:

01-Richard A. Clarke, 02-Harry M. Conger, 03-David A. Coulter, 04-C. Lee Cox, 05-William S. Davila, 06-Robert D. Glynn, Jr., 07-David M. Lawrence, MD, 08-Mary
S. Metz, 09-Carl E. Reichardt, 10-John C. Sawhill, 11-Gordon R. Smith, 12-Barry Lawson Williams

WITHHOLD vote only for:

----------------------------------------
                                               FOR    AGAINST    ABSTAIN

ITEM 2. RATIFICATION OF APPOINTMENT            / /    / /        / /
        OF INDEPENDENT PUBLIC ACCOUNTANTS


SPECIAL ACTION

Mark here to discontinue duplicate Annual             / /
Report mailing for this account (for
multiple-account holders only).

I/we plan to attend the annual meeting in             / /
Boston, Massachusetts.

SIGNATURE                       SIGNATURE                      DATE
         ---------------------           ---------------------     -------------

IF YOU ARE SIGNING FOR THE SHAREHOLDER, PLEASE SIGN THE SHAREHOLDER'S NAME AND YOUR NAME, AND SPECIFY THE CAPACITY IN WHICH YOU ACT.
--------------------------------------------------------------------------------
- IF YOU ARE NOT SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, PLEASE DETACH HERE AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.
                    (RETAIN ANNUAL MEETING TICKET BELOW.) -

          PRIOR TO VOTING, READ THE ACCOMPANYING JOINT PROXY STATEMENT
                           AND THE ABOVE PROXY CARD.

                              VOTE ON THE INTERNET

1. Go to the website HTTP://WWW.EPROXY.COM/PCG/ anytime, 24 HOURS A DAY, 7 DAYS A WEEK and follow the instructions.
2. When prompted, enter the 11-DIGIT CONTROL NUMBER located in the lower-right portion of this proxy form.

                               VOTE BY TELEPHONE

1. Using any touch-tone telephone in the U.S. or Canada, call the TOLL-FREE number 1-800-435-6710 - anytime, 24 HOURS A DAY, 7 DAYS A WEEK and follow the instructions.
2. When prompted, enter the 11-DIGIT CONTROL NUMBER located in the lower-right portion of this proxy form.

                                  VOTE BY MAIL

1. Mark, sign, and date the proxy card.
2. Detach the proxy card (the top portion of this page) and mail it promptly, in the accompanying POSTAGE-PAID envelope.

   PROXIES AND VOTING INSTRUCTIONS SUBMITTED OVER THE INTERNET OR BY TELEPHONE
    MUST BE RECEIVED BY 4:00 P.M., EASTERN TIME, ON TUESDAY, APRIL 18, 2000.

--------------------------------------------------------------------------------

[LOGO] PACIFIC GAS AND ELECTRIC COMPANY TM
                           2000 ANNUAL MEETING TICKET

Ticket for the annual meeting on April 19, 2000, at 10:00 a.m. to be held at the Four Seasons Hotel - Boston, 200 Boylston Street, Boston, Massachusetts. Doors open at 9:00 a.m. You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room.


                 (See reverse side for additional information.)

[LOGO] PACIFIC GAS AND ELECTRIC COMPANY TM

YOUR PROXY IS SOLICITED BY THE PACIFIC GAS AND ELECTRIC COMPANY BOARD OF DIRECTORS. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN ON THE REVERSE SIDE OF THIS PROXY CARD, THE DESIGNATED PROXIES WILL VOTE THE PACIFIC GAS AND ELECTRIC COMPANY SHARES FOR WHICH THEY HOLD PROXIES FOR ITEMS 1 AND 2.

The undersigned hereby appoints Robert D. Glynn, Jr., Gordon R. Smith, and Leslie H. Everett, or any of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of Pacific Gas and Electric Company, to be held at 200 Boylston Street, Boston, Massachusetts, on Wednesday, April 19, 2000, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card and upon all motions and resolutions which may properly be presented for consideration at said meeting.

(CONTINUED, AND TO BE MARKED, DATED, AND SIGNED ON THE REVERSE SIDE.)

YOUR PROXY IS SOLICITED BY THE PACIFIC GAS AND ELECTRIC COMPANY BOARD OF DIRECTORS. PACIFIC GAS AND ELECTRIC COMPANY DIRECTORS RECOMMEND A VOTE FOR ITEMS 1 AND 2.

                                                              Please mark
                                                              your votes as  /X/
                                                              indicated in
                                                              this example

                                      FOR            WITHHOLD
                                      ALL            FOR ALL

ITEM 1. ELECTION OF DIRECTORS         / /              / /


NOMINEES ARE:

01-Richard A. Clarke, 02-Harry M. Conger, 03-David A. Coulter, 04-C. Lee Cox, 05-William S. Davila, 06-Robert D. Glynn, Jr., 07-David M. Lawrence, MD, 08-Mary
S. Metz, 09-Carl E. Reichardt, 10-John C. Sawhill, 11-Gordon R. Smith, 12-Barry Lawson Williams

WITHHOLD vote only for:

------------------------------------

                                               FOR        AGAINST       ABSTAIN

ITEM 2. RATIFICATION OF APPOINTMENT            / /          / /           / /
        OF INDEPENDENT PUBLIC ACCOUNTANTS

SPECIAL ACTION

Mark here to discontinue duplicate Annual                   / /
Report mailing for this account (for multiple-account holders only).

I/we plan to attend the annual meeting in                   / /
Boston, Massachusetts.

SIGNATURE                     SIGNATURE                     DATE
         ---------------------         ---------------------    ---------------
IF YOU ARE SIGNING FOR THE SHAREHOLDER, PLEASE SIGN THE SHAREHOLDER'S NAME AND YOUR NAME, AND SPECIFY THE CAPACITY IN WHICH YOU ACT.